Pages where confidential treatment has been requested are stamped ‘Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,’ and the confidential section has been marked as follows: [***].
Exhibit 10.35
EXECUTION COPY
AMENDED AND RESTATED
INTELLECTUAL PROPERTY RIGHTS AGREEMENT
between
Ceres, Inc.
and
The Texas A&M University System
     This Amended and Restated Intellectual Property Rights Agreement (“Agreement”) is made and entered into by and between Ceres, Inc., a corporation with principal offices in Thousand Oaks, California, a Delaware corporation (“CERES”) and The Texas A&M University System (“SYSTEM”), an agency of the State of Texas, collectively referred to as “Parties” and individually as “Party.” Capitalized terms used but not defined in this Agreement have the meanings set forth in the ARSRA (as defined below).
WITNESSETH:
WHEREAS, SYSTEM and CERES have in common the desire to encourage and facilitate the discovery, dissemination and application of new knowledge, and CERES desires to support said research;
WHEREAS, CERES and SYSTEM, through Texas AgriLife Research (“AGRILIFE”) formerly known as The Texas Agricultural Experiment Station, a member of SYSTEM, (“TAES”), with principal offices in College Station, Texas, a member of SYSTEM and an agency of the State of Texas have previously entered into and conducted research under that certain Sponsored Research Agreement dated as of August 29, 2007, as amended, supplemented and otherwise modified by way of those certain written amendments entered into by the Parties, effective as of June 18, 2008, July 15, 2008, October 22, 2008 and August 29, 2007 (the “SRA”) to improve germplasm, develop lines and hybrids of sorghum and its interbreeding species and develop DNA markers and marker platform technology to advance the development of biomass/bioenergy crops, which the Parties agreed to amend and restate in its entirety on September 24, 2011 and which is now being referred to as the Amended and Restated Sponsored Research Agreement (“ARSRA”);
WHEREAS, pursuant to the ARSRA, CERES and SYSTEM, through AGRILIFE will continue to improve germplasm, develop Lines, Hybrids, Derivatives and Progeny of sorghum and its interbreeding species and develop DNA markers and marker platform technology to advance the development of Biomass/Bioenergy/Sweet Sorghum crops;
WHEREAS, the Parties desire that CERES will commercialize such Biomass/Bioenergy/Sweet Sorghum crops under exclusive license(s) from SYSTEM; and
WHEREAS, pursuant to the ARSRA CERES had and has the right to license certain INTELLECTUAL PROPERTY RIGHTS from SYSTEM; and
WHEREAS, the Parties have agreed on the rights and obligations of the Parties and the procedures for such licensing.

Amended and Restated Intellectual Property Rights Agreement	Page 1 of 60

WHEREAS, the Parties entered into that certain Intellectual Property Rights Agreement, dated as of August 27, 2007 (the “Original IPRA”) with respect to the foregoing; and
WHEREAS, the Parties desire to amend and restate the Original IPRA in its entirety in connection with the ARSRA and as set forth below.
NOW THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:
Article 1. Licensing of Intellectual Property Rights
A. General
(1) All grants of intellectual property rights as set forth in Article IX of the ARSRA (other than copyrights) will be made through the instrument of license agreements substantially in the form of Appendices A and B. All such grants of intellectual property rights will be subject to the reservation of rights set forth in the ARSRA, compliance with Article IV of the ARSRA, and compliance with the Guidelines for Future Collaborative Opportunities which both Parties agree to comply with and which are included in Appendix C (the “Guidelines”). All grants with respect to copyrights will be made in accordance with Article IX.B. of the ARSRA.
(2) It is anticipated by the Parties that CERES may, subject to CERES Board of Directors and shareholder approval, issue warrants as set forth in Article 5.B, giving SYSTEM the right to purchase CERES stock for a predetermined price per share. The Parties will negotiate diligently and in good faith about such potential grant of warrants. The Parties acknowledge and agree that the Warrant (as defined in Article 4.B.(1) below) was issued by CERES to SYSTEM under the Original IPRA. If the Additional Warrant (as defined in Article 4.B.(2) below has not been issued by CERES to SYSTEM within nine (9) months after the last signature date of this Agreement, CERES shall have no further obligation whatsoever with respect to the issuance of the Additional Warrant to SYSTEM.
B. Patentable Inventions
(1) Negotiation of a Commercial Exploitation License. SYSTEM, through AGRILIFE, has granted CERES in the ARSRA an option to obtain an exclusive world-wide commercial exploitation license in SYSTEM’s rights in Subject Inventions under the ARSRA, with the right to grant sublicenses. If CERES exercises such option pursuant to the terms of the ARSRA, the Parties shall initiate negotiation of a license agreement based on the Example License Agreement for Subject Inventions in Appendix A and the Parties shall comply with the good faith negotiation process and timelines set forth in the ARSRA.
(2) Joint Inventions. Joint Inventions conceived under the ARSRA shall be subject to the option set forth in the ARSRA and the provisions of Article 1.B.(1) hereinabove.
C. Germplasm
(1) Definitions: The terms “Hybrid,” “AGRILIFE Genetic Contribution,” “Other Contributions,” “Developed by Breeding,” “New Parental Lines,” “Lines,” “Allele,” “Derivatives,” “Progeny,” ”Existing License and Material Transfer Agreements,” “Ceres Field,” “Biomass/Bioenergy/Sweet Sorghum,” “Germplasm Improvement,” “Sorghum [***],” “Subject Invention,” “Program” and other capitalized words not defined herein shall have the definitions set forth in the ARSRA.

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Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

(2) Negotiation of a Commercial Exploitation License. SYSTEM, through AGRILIFE, has granted CERES in the ARSRA an option to obtain an exclusive (subject to the following sentence with respect to AGRILIFE Lines) world-wide commercial exploitation license in SYSTEM’s rights in Lines pursuant to the ARSRA, with the right to grant sublicenses. In the case of any AGRILIFE Line, such exclusive license shall be subject to any non-exclusive licenses granted prior to the date of the SRA by TAES, AGRILIFE and/or SYSTEM to any third party with respect to such AGRILIFE Line. If CERES exercises such option pursuant to the terms of the ARSRA, the Parties shall initiate negotiation of such license agreement based on the Example License Agreement for Lines in Appendix B and the Parties shall comply with the good faith negotiation process and timelines set forth in the ARSRA.
Article 2. Term and Termination
A. The period of performance for this Agreement shall begin on September 3, 2007, and shall continue until the effective Date of expiration or termination of the ARSRA, subject to earlier termination as provided herein.
B. CERES will have the right to terminate this Agreement unilaterally by written notice to SYSTEM if SYSTEM or AGRILIFE materially breaches this Agreement or the ARSRA, provided that such breach remains uncured sixty (60) days after the date of a written notice provided by CERES to SYSTEM specifying such breach.
C. Termination of this Agreement shall not affect the rights and obligations of the Parties accrued prior to termination hereof nor any license or, except as set forth in Article 4.E, warrant grants then in existence, subject to payment of remuneration as set forth in any relevant license/commercialization or warrant agreements. In the event of the expiration or any termination of this Agreement, the following provisions shall survive: Articles 2, 3, 4 and 6.
Article 3. Confidentiality
A. SYSTEM shall not disclose this Agreement or any contents of this Agreement to third parties without the prior written consent of CERES during the term of this Agreement and for five (5) years thereafter, but SYSTEM shall not be liable for unauthorized disclosures of information which occur in spite of using all reasonable efforts not to disclose this Agreement or any contents of this Agreement to third parties. SYSTEM will only make this Agreement available to SYSTEM employees or researchers on a need-to-know basis.
B. SYSTEM shall not be obligated to keep any portion of this Agreement confidential to the extent such portion (a) now or hereafter becomes generally available to the public on a non-confidential basis through no fault or action or failure to act on the part of SYSTEM; or (b) is ordered produced or disclosed by a court or administrative body of competent jurisdiction or otherwise required by law, or required to be disclosed by the Attorney General of The State of Texas, but only to the extent of such required production or disclosure. SYSTEM will provide reasonable advance written notice to CERES of any such production or disclosure and will use reasonable efforts to secure confidential treatment of any such information prior to its production or disclosure.
Article 4. Warrants
A. Warrant.

Amended and Restated Intellectual Property Rights Agreement	Page 3 of 60

Pursuant to the Warrant to Purchase Shares of Common Stock of Ceres, Inc., dated as of July 18, 2008, by and between CERES and SYSTEM (the “Warrant Agreement”), CERES has issued to SYSTEM a warrant to purchase an aggregate of up to two hundred thousand (200,000) shares of CERES’ Common Stock at a defined price, as further described in the Warrant Agreement and Amendment Number One thereto, attached hereto as Appendix D and incorporated herein by this reference.
B. Additional Warrant.
In addition to the Warrant specified in Article 4.A above, subject to CERES’ Board of Directors and shareholder approval, Articles 1.A.(2), 4.C, 4.D and 4.E and agreement by the Parties on the terms and conditions of the warrants, CERES shall issue to SYSTEM a warrant to purchase up to two hundred thousand (200,000) shares of CERES’ Common Stock (the “Additional Warrant”) at a defined price. The maximum duration of the Additional Warrant would be fifteen (15) years; early termination provisions may apply. The Additional Warrant would become exercisable in installments as follows, provided that, at the time of SYSTEM’s exercise of such installment, (i) SYSTEM has not breached, and is not in breach of any provision of the ARSRA, this Agreement (including without limitation the Guidelines), Existing Licenses and Material Transfer Agreements (as defined in the ARSRA), or any license entered into pursuant to this Agreement, (ii) SYSTEM has not proceeded to any activities (including participation in any Additional Collaboration Project and/or use of any Lines, Hybrids, Derivatives or Progeny developed in the Program) contrary to CERES’ expressed preference, as referred to in clause 1.2 of the Guidelines, and (iii) SYSTEM has not collaborated or is not collaborating with, nor has granted rights to, any party for Germplasm Improvement (as defined in the ARSRA) of Biomass/Bioenergy/Sweet Sorghum (as defined in the ARSRA) except as expressly permitted in the ARSRA;
     1. a first installment of sixty-six thousand six hundred sixty-seven (66,667) shares on the fifth (5th) anniversary of the date of this Agreement, provided CERES has not terminated this Agreement for breach as provided in Article 2.B on or before such date;
     2. a second installment of sixty-six thousand six hundred sixty-seven (66,667) shares on the tenth (10th) anniversary of the date of this Agreement, provided CERES has not terminated this Agreement for breach as provided in Article 2.B on or before such date; and
     3. a third installment of sixty-six thousand six hundred sixty-six (66,666) shares on the fifteenth (15th) anniversary of the date of this Agreement, provided CERES has not terminated this Agreement for breach as provided in Article 2.B on or before such date;
C. Mechanics of the Additional Warrant shall be subject to advice of the Parties’ respective securities counsel.
D. For the avoidance of doubt, in no event shall the number of shares of CERES Common Stock that are the subject of the Additional Warrant exceed two hundred thousand (200,000) shares.
E. Unless CERES terminates for breach as provided in Article 2.B of this Agreement, this Article 4 shall survive termination of this Agreement.

Amended and Restated Intellectual Property Rights Agreement	Page 4 of 60

Article 5. Potential Collaborations
A.	Within twelve (12) months after the date of this Agreement, the Parties will begin non-exclusive good faith negotiations with respect to a potential collaboration in [***] involving CERES’ technology platform (including, without limitation, markers, genes, transgenic traits and genomics tools) and AGRILIFE’s, as a member of SYSTEM, germplasm and breeding program. Unless the Parties agree otherwise in writing, such negotiations shall continue until the earlier to occur of (a) the one (1) year anniversary of the commencement of such negotiations, or (b) the execution by the Parties of a definitive written agreement with respect to such collaboration. For the avoidance of doubt, neither Party shall have any exclusivity or preemptive rights, rights of first refusal or first negotiation or rights of last offer or any similar rights with respect to such potential collaboration in [***] involving the other Party.

B.	Within twelve (12) months after the date of this Agreement, the Parties will begin non-exclusive good faith negotiations with respect to a potential collaboration allowing AGRILIFE’s, as a member of SYSTEM, use of CERES’ genes and transgenic traits for research purposes only in crops manually agreed upon by the Parties and where CERES will have exclusive commercial exploitation rights to such results. Unless the Parties agree otherwise in writing, such negotiations shall continue until the earlier to occur of (a) the one (1) year anniversary of the commencement of such negotiations, or (b) the execution by the Parties of a definitive written agreement with respect to such collaboration. For the avoidance of doubt, (i)neither Party shall have any exclusivity or preemptive rights, rights of first refusal or first negotiation or rights of last offer or any similar rights with respect to such potential collaboration in genes and transgenic traits involving the other Party, and (ii) nothing contained herein shall prohibit or prevent CERES from granting any rights, including without limitation exclusive rights to, or enter into any agreements with, any third party with respect to any of its genes, transgenic traits or technologies for use with any crop.

C.	Within twelve (12) months after the date of this Agreement, the Parties will begin non-exclusive good faith discussions to evaluate a potential collaboration for the improvement and development of CERES’ Persephone software program for use in [***] and [***] applications and potentially in plant applications.
Article 6. Miscellaneous
This Agreement, the ARSRA (including without limitation all Existing License and Material Transfer Agreements referred to therein) and the Warrant constitute the entire agreement between the Parties relative to the subject matter, and may be modified or amended only by a written agreement signed by both Parties. The Parties hereby incorporate by reference Articles IV, V, VI, IX, XII, XIII, XIV, XV, XVIII, XX, XXII and XXIII of the ARSRA as if set forth fully herein, except for purposes of such incorporation (a) references to “AGRILIFE” therein shall be deemed to be references to “SYSTEM,” (b) references to a “Party” therein shall be deemed to be references to a Party as defined herein, and (c) references to the “Parties” therein shall be deemed to be references to the Parties as defined herein.
[Signature page follows.]

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Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

For Ceres, Inc. (“CERES”)		For Texas AgriLife Research (“AGRILIFE”), a Member of The Texas A&M University System

By:	/s/ Richard Flavell	By:	/s/ Craig Nessler

Name: Richard Flavell, CBE, FRS		Craig Nessler
Title: Chief Scientific Officer		Director, Texas AgriLife Research
Date:		Date:	9/24/2011

For Ceres, Inc. (“CERES”)		For The Texas A&M University System (“TAMUS”)

By:	/s/ Richard Hamilton	By:	/s/ Brett Cornwell

Name: Richard Hamilton		Name: Brett Cornwell
Title: President & Chief Executive Officer		Title: Associate Vice Chancellor for Commercialization
Date:	9/24/11	Date:	9-24-2011

Amended and Restated Intellectual Property Rights Agreement	Page 6 of 60

Appendix A
to the Amended and Restated Intellectual Property Rights Agreement
between Ceres, Inc. and The Texas A&M University System
Example License Agreement for Subject Inventions
LICENSE AGREEMENT
Between
Ceres, Inc.
and
The Texas A&M University System
     This agreement (“Agreement”) is made and entered into by and between Ceres, Inc., a corporation with principal offices in Thousand Oaks, California, (“LICENSEE”) and The Texas A&M University System with principal offices in College Station, Texas, (“SYSTEM”), an agency of the State of Texas, collectively referred to as “Parties” and individually as “Party.”
WITNESSETH:
     WHEREAS, SYSTEM and LICENSEE have entered into an Amended and Restated Sponsored Research Agreement dated [xxxx] (the “ARSRA”) and an associated Amended and Restated Intellectual Property Rights Agreement (“IPRA”);
     WHEREAS, pursuant to the ARSRA a Subject Invention (as defined in the ARSRA) was created in which SYSTEM has ownership rights; such Subject Invention relates to “___” (the “Subject Invention”);
     WHEREAS, SYSTEM desires that such intellectual property be commercialized for the public benefit and welfare; and
     WHEREAS, LICENSEE has represented that it has certain marketing, engineering and financial capabilities, and that it shall commit itself to a thorough and diligent program of development and commercialization of SYSTEM’s intellectual property for public benefit; and
     WHEREAS, SYSTEM is willing to grant to LICENSEE, and LICENSEE is willing to accept, a license to use the Subject Invention, upon the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:
ARTICLE I — DEFINITIONS
1.01	“LICENSED TECHNOLOGY” shall mean the Subject Invention relating to SYSTEM Disclosure of Invention Number ________ entitled “_________________.”

1.02	“PATENT RIGHTS” shall mean each United States patent application filed for protection of LICENSED TECHNOLOGY; each patent issuing from the foregoing applications; each

Amended and Restated Intellectual Property Rights Agreement	Page 7 of 60

divisional, continuation, or continuation-in-part application of the foregoing United States applications; each equivalent patent application in each country other than the United States which claims priority under such applications; each patent issuing from the foregoing applications; and each extension or reissue of such patents.
1.03	“LICENSED PRODUCT” or “LICENSED PRODUCTS” shall mean any product, process, or composition of matter that is within the scope of any Valid Claim of PATENT RIGHTS. Valid Claim shall mean and include a claim of a patent application or an unexpired patent or a patent whose expiration date has been extended by law, so long as such claim shall not have been held invalid and/or unenforceable in an unappealed or unappealable decision of a court or other authority of competent jurisdiction.
1.04	“EFFECTIVE DATE” shall mean the date this Agreement has been executed by the last Party.
1.05	“NET SALES” shall mean LICENSEE’s and AFFILIATED COMPANIES’ receipts for sales of LICENSED PRODUCTS or for SERVICES requiring the use of LICENSED PRODUCTS less the sum of the following:
(a)	sales taxes, tariffs, duties and/or use taxes directly imposed with reference to particular sales;

(b)	outbound transportation prepaid or allowed, shipping, packaging, cost of insurance in transit paid by LICENSEE or an AFFILIATED COMPANY;

(c)	amounts allowed or credited on returns;

(d)	customary trade, quality or cash discounts; and

(e)	[other deductions which are appropriate to sales of the LICENSED PRODUCTS may be included.]
No deductions shall be made for commissions paid to individuals whether independent sales agencies or regularly employed by LICENSEE, or for the cost of collections. The value of sample size quantities of LICENSED PRODUCTS provided for free shall not be included in NET SALES. Where there is no identifiable sale price (except for samples as referred to in the previous sentence) or when a LICENSED PRODUCT is sold to other than bona fide, arms length customers of LICENSEE or any AFFILIATED COMPANY, LICENSEE or the AFFILIATED COMPANY shall be deemed to have received an amount of NET SALES calculated based on the final sale of the LICENSED PRODUCTS (wholesale level) to an independent third party. If no such current price is available, a hypothetical fair market value price will be determined by the Parties jointly in good faith for the purpose of calculating NET SALES. If trait fees are charged by LICENSEE specifically for the LICENSED TECHNOLOGY, these fees shall be added to NET SALES.

1.06	“LICENSE INCOME” shall mean the amount actually received by either LICENSEE or any AFFILIATED COMPANY in consideration for the grant of sublicenses to sublicensees that are not AFFILIATED COMPANIES to produce and sell LICENSED PRODUCTS, including up-front fees, lump sum payments and any other non-running royalty-based payments made on a product-by-product and jurisdiction-by-jurisdiction basis.

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1.07	“AFFILIATED COMPANY” shall mean any company owned or controlled by, under common control with or controlling LICENSEE, “control” meaning in this context the direct or indirect ownership of more than fifty percent (50%) of the voting stock/shares of a company, or the power to nominate at least half of the directors.
1.08	“SERVICE” shall mean any transaction with a third party in which LICENSEE or an AFFILIATED COMPANY performs certain activities on behalf and at the request of a third party that would if not performed by LICENSEE or an AFFILIATED COMPANY require a license under SYSTEM’S PATENT RIGHTS licensed hereunder, in exchange for payment, but excluding any research collaboration or sponsored research agreement.
ARTICLE II — LICENSE GRANT
2.01	Grant. SYSTEM grants to LICENSEE and its AFFILIATED COMPANIES an exclusive world-wide license and right under PATENT RIGHTS to make, have made, use, and sell the LICENSED PRODUCTS and to perform SERVICES, and to grant sublicenses of the same scope, to the end of the term of this Agreement as prescribed in Article VIII.
2.02	Reservation. SYSTEM reserves an irrevocable, worldwide, nonexclusive, royalty-free right to practice the grant made in Article 2.01 for research and educational purposes only, and not for commercial purposes or for the commercial benefit of third parties. SYSTEM shall comply with the provisions of the ARSRA, and the IPRA when exercising this right.
2.03	[If applicable] Government Reservation. Rights under this Agreement are subject to rights required to be granted to the Government of the United States of America pursuant to 35 USC Section 200-212, including a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the Subject Inventions throughout the world.
ARTICLE III — CONSIDERATION
3.01	[Optional. Depends on CERES’ contributions to Subject Invention and the value of the Subject Invention. Can be alternative to royalties in case Subject Invention will only be used internally by CERES.] License Fee. In consideration for the license granted in this Agreement, LICENSEE shall make an initial payment in the amount of ___________ dollars ($________). Such payment shall be due no later than thirty (30) days following the EFFECTIVE DATE. Failure to make this payment within the specified period shall cause this Agreement to immediately terminate.
3.02	Royalty Rate. As [additional] consideration for the license granted in this Agreement, LICENSEE shall remit to SYSTEM a royalty of ____ percent (__%) of NET SALES. [Take into account stacking with other technologies and value of licensed technology to determine rate.]
3.03	[Optional] Minimum Annual Consideration. In order to maintain this exclusive license to PATENT RIGHTS, LICENSEE shall pay to SYSTEM minimum annual consideration in accordance with the following schedule:

(a) Calendar Year 20_	$ _____

(b) Calendar Years 20__ and 20_	$_____

(c) Calendar Year 20__ and every year thereafter through the expiration of this Agreement	$_____

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In the event that LICENSEE’s payment of royalties for the Calendar Year due under Article 3.02 do not meet or exceed the required minimum annual consideration, as specified in this Article, LICENSEE’s royalty payment for the last quarter of such Calendar Year shall include payment of the balance needed to achieve the required minimum. In the event this Agreement expires or is terminated prior to the end of a Calendar Year, the corresponding minimum annual consideration provided for in this Article shall be prorated for that year.

3.04	Patent Expenses [Reimbursement]. As additional consideration for the license granted in this Agreement, LICENSEE shall bear the expenses incurred in the prosecution and maintenance of PATENT RIGHTS, as further described in Article VI.
3.05	If an exclusive license reverts to or is non-exclusive pursuant to Articles 3.02, 5.02 or 6.05, or upon LICENSEE’s election, a lower royalty rate shall be negotiated in good faith between the Parties. The start of such negotiations shall be evidenced by written notice from one Party to the other initiating such negotiations, and such negotiations shall not extend beyond ninety (90) days from the start thereof without the mutual consent of both Parties (“Negotiation Period”). If the Parties fail to reach agreement within the Negotiation Period, the lower royalty rate shall be settled in accordance with the following procedures: the disputed royalty rate shall be referred to a mutually agreed impartial expert whose decision shall be final. Each Party shall submit to the expert within fifteen (15) days of his appointment its position in writing on the disputed royalty rate. Such expert shall be limited to choosing the one of such two (2) party positions that the expert considers most reasonable in the circumstances and shall not make any other determination. Neither Party shall be bound by any determination by the expert which, in the opinion of Party’s counsel, will result or be likely to result in that Party violating any applicable law or regulation.
ARTICLE IV —SUBLICENSES
4.01	Sublicenses. LICENSEE and its AFFILIATED COMPANIES may grant sublicenses to persons, firms or corporations under such conditions as it may arrange, subject to terms and conditions consistent with this Agreement, as long as each such sublicense is not repugnant to the public policies of SYSTEM, the State of Texas, or the United States
4.02	Sublicensee Consideration. Sales of LICENSED PRODUCTS by each sublicensee shall be subject to the unit royalty due to SYSTEM prescribed in Article 3.02. Further, LICENSEE shall pay to SYSTEM a royalty of ____ percent (___%) LICENSE INCOME. [Take into account stacking with other technologies and value of licensed technology to determine rate.]
4.03	Reporting. LICENSEE shall notify SYSTEM of the grant of sublicense to a third party and provide a redacted copy of the sublicense to SYSTEM. LICENSEE shall not redact any information unless it could be reasonably considered sensitive to LICENSEE’s business. Upon reasonable notice by SYSTEM, SYSTEM may through an attorney-at-law review an unredacted copy of the sublicense but shall not provide any redacted information to business persons within SYSTEM. LICENSEE shall also provide SYSTEM with the

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name, address and scope of each sublicense and a copy of each sublicensee’s report as is pertinent to calculation of amounts due SYSTEM under this Agreement.
4.04	Non-Cash Transactions. Where there is no identifiable LICENSE INCOME, a hypothetical fair market value price will be determined by the Parties jointly in good faith for the purpose of calculating LICENSE INCOME.
ARTICLE V — LICENSEE RESPONSIBILITIES
5.01	Diligence. LICENSEE will use commercially reasonable efforts to actively market the LICENSED PRODUCTS and SERVICES and will provide a non-binding marketing plan to SYSTEM reflecting its marketing efforts within ninety (90) days from the EFFECTIVE DATE. LICENSEE will provide annual updates of such marketing plan.
5.02	Failure to Maintain Diligence. Minimum diligence requirements for the LICENSED PRODUCTS and SERVICES shall be satisfied by the payment of the minimum annual consideration amounts for the prescribed BUSINESS YEARS set forth in Article 3.03. If LICENSEE fails to pay to SYSTEM the prescribed minimum annual consideration within thirty (30) days after the receipt of a written notice from SYSTEM notifying LICENSEE of the payment failure, SYSTEM shall have the right to convert the license granted to LICENSEE with respect to each aspect of LICENSED PRODUCTS and SERVICES to non-exclusive, by written notice to LICENSEE.
5.03	Legal Compliance. LICENSEE must comply with all applicable federal, state and local laws and regulations in its exercise of all rights granted to it by SYSTEM under this Agreement.
5.04	[If applicable] No Royalties for Sales to U.S. Government. In accordance with 35 USC Section 200-212, LICENSEE has no duty to pay SYSTEM royalties under this Agreement on NET SALES made to the United States Government, including any United States Government agency. LICENSEE shall reduce the amount charged for a LICENSED PRODUCT sold to the United States Government by an amount equal to the royalty otherwise due SYSTEM.
5.05	[If applicable] U.S. Manufacture. In accordance with 35 USC Section 200-212, LICENSED PRODUCTS shall be manufactured substantially in the United States of America.
ARTICLE VI — PATENTS
6.01	Filing. SYSTEM will have the right to prepare and file, in accordance with its best judgment, any and all applications for patents covering LICENSED TECHNOLOGY in the United States that are solely owned by SYSTEM and LICENSEE will have the right to prepare and file such applications for LICENSED TECHNOLOGY jointly owned by LICENSEE and SYSTEM. Applications for patents shall be filed in the name of SYSTEM if owned by SYSTEM pursuant to the ARSRA and in the joint names of SYSTEM and LICENSEE if jointly owned pursuant to the ARSRA. At LICENSEE’s discretion, patents applications may be filed in any other jurisdiction in the world.

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6.02	Abandoning patent applications. The following rules shall apply with respect to applications for patents or SYSTEM owned or jointly owned LICENSED TECHNOLOGY. If the party controlling prosecution intends to abandon any patent application or patent that party shall first give sufficient written notice to the other party to permit the other party the opportunity to assume such filing, examination and/or maintenance. LICENSEE and SYSTEM will consult with regard to protection of LICENSED TECHNOLOGY.
6.03	Jurisdictions. The obligations of this Article 6.03 shall not apply to any jurisdictions in which the prosecuting party has elected not to apply for intellectual property protection. LICENSEE and SYSTEM shall avoid carrying out any act that would prejudice the grant of patent rights.
6.04	Patent Maintenance. SYSTEM shall maintain at least one U.S. patent resulting from the prosecution described hereinabove.
6.05	Election not to file. LICENSEE will direct SYSTEM in writing no later than nine (9) months following the date of filing for each U.S. patent application as to LICENSEE’s selection of countries outside the United States in which SYSTEM shall seek corresponding patent protection. SYSTEM shall then have the right to file corresponding patent applications at its own expense in those countries not selected by LICENSEE; however, the license granted to LICENSEE in this Agreement shall be non-exclusive in the countries where SYSTEM has filed and is prosecuting patents or applications at its own expense.
6.06	Prosecution and Maintenance of Non-U.S. Patents. Should LICENSEE select a country other than the United States in which to file each corresponding patent application, and subsequently elects not to continue to reimburse SYSTEM for the diligent prosecution and maintenance of such patent or patent application, it shall so notify SYSTEM at least three (3) months prior to taking (or not taking) any action which would result in abandonment, withdrawal, or lapse of such patent or application. SYSTEM shall then have the right to continue maintenance or prosecution of each such patent or application at its own expense; however, expenses incurred prior to the point of LICENSEE taking (or not taking) such action shall remain the responsibility of LICENSEE. The license granted to LICENSEE in this Agreement shall revert to non-exclusive in the countries where SYSTEM is maintaining or prosecuting such patent or application at its own expense.
6.07	Financial Responsibility. Except as set forth in Articles 6.05 and 6.06, LICENSEE shall reimburse SYSTEM for all expenses incurred by SYSTEM in filing, prosecuting, and maintaining each patent application and patent under PATENT RIGHTS. LICENSEE shall provide payment as reimbursement of SYSTEM’s documented expenses incurred in filing, prosecuting or maintaining patent applications or patents as described above within thirty (30) days of receipt of SYSTEM’s supporting invoice. SYSTEM shall use patent counsel reasonably acceptable to LICENSEE. LICENSEE acknowledges, however, that SYSTEM’s patent counsel must be approved by the Attorney General of the State of Texas.
6.08	Information. SYSTEM shall disclose to LICENSEE the complete texts of all patent applications filed by SYSTEM under PATENT RIGHTS as well as all information received concerning office actions, the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any other

Amended and Restated Intellectual Property Rights Agreement	Page 12 of 60

official proceeding involving PATENT RIGHTS, all in a timely manner so as to allow LICENSEE to provide input i.e. at least thirty (30) days before a filing needs to be made or a decision needs to be taken. SYSTEM shall provide to LICENSEE the opportunity to provide input to the development of each patent application and any official proceedings thereafter, and will take such input into account.
ARTICLE VII — PAYMENTS AND REPORTS
7.01	When Payments are Due. Unless otherwise specified, payments shall be made annually. Payments shall be made to The Texas A&M University System, in College Station, Texas, not later than sixty (60) days after the last day of the calendar year in which they accrue.
7.02	Royalty Reports. LICENSEE shall provide a sales report to SYSTEM each year, providing information sufficient to allow SYSTEM to calculate amounts due SYSTEM for the reporting period, in the form attached hereto as ANNEX I.
7.03	Currency. Payment due to SYSTEM shall be paid in U.S. dollars. Royalty payments requiring conversion shall use the exchange rate as reported in The Wall Street Journal on the last business day of the royalty reporting period.
7.04	Inspection of Books and Records. At its own expense, SYSTEM may annually inspect LICENSEE’s books and records as needed to determine royalties payable. LICENSEE shall maintain such books and records for at least three (3) years following the dates of the underlying transactions. Any such inspections shall be in confidence and conducted during ordinary business hours, and SYSTEM will provide LICENSEE prior notice two (2) weeks before making such inspections. SYSTEM must employ an independent Certified Public Accountant reasonably acceptable to LICENSEE for this purpose, who will only report to SYSTEM such information as necessary, to determine royalties payable to SYSTEM and LICENSEE’s compliance with any related obligations to SYSTEM. If SYSTEM’s audit identifies a shortage of five percent (5%) or more of amounts due to SYSTEM, then LICENSEE shall pay the costs of SYSTEM’s audit. LICENSEE shall pay all amounts due as a consequence of such audit to SYSTEM promptly, with interest.
7.05	Interest Charges. Overdue payments may, at the sole discretion of SYSTEM, be subject to a daily charge commencing on the 31st day after such payment is due, compounded monthly, at the rate of either one and one-half percent (1.5%) per month or the highest legal interest rate, whichever is lower. The payment of such interest will not foreclose SYSTEM from exercising any other rights it may have as a consequence of the lateness of any payment.
ARTICLE VIII — TERM AND TERMINATION
8.01	Expiration. This Agreement, unless sooner terminated as provided herein, shall remain in effect on a country-by-country basis until (a) failure of SYSTEM to obtain at least one issued patent for protection of LICENSED TECHNOLOGY, (b) expiration of the last to expire patent under PATENT RIGHTS, or (c) final and unappealable determination by a court of competent jurisdiction that PATENT RIGHTS are invalid.
8.02	Termination by Licensee. LICENSEE may terminate this Agreement by providing written notice to SYSTEM at least ninety (90) days before the termination is to take effect.

Amended and Restated Intellectual Property Rights Agreement	Page 13 of 60

8.03	Termination by System. If LICENSEE materially breaches this Agreement, SYSTEM may give LICENSEE written notice of the breach. LICENSEE shall have a period of sixty (60) days from receipt of the notice to cure the breach. If LICENSEE does not cure the breach within this period, SYSTEM may terminate this Agreement in writing without further notice.
8.04	Matters Surviving Termination. All accrued obligations and claims, including reimbursement of patent expenses, license fee obligations, royalty obligations, minimum annual consideration obligations, interest charge obligations, and all other financial obligations, and claims or causes of action for breach of this Agreement, shall survive termination of this Agreement. Obligations of confidentiality shall survive termination of this Agreement. This section controls in the case of a conflict with any other section of this Agreement.
ARTICLE IX — INDEMNIFICATION AND REPRESENTATION
9.01	Indemnification. LICENSEE SHALL AT ALL TIMES DURING THE TERM OF THIS AGREEMENT AND THEREAFTER INDEMNIFY, DEFEND, AND HOLD HARMLESS SYSTEM, ITS REGENTS, OFFICERS, AND EMPLOYEES AGAINST ANY CLAIM, PROCEEDING, DEMAND, LIABILITY OR EXPENSE (INCLUDING LEGAL EXPENSE AND REASONABLE ATTORNEYS’ FEES) WHICH RELATES TO INJURY TO PERSONS OR TO PROPERTY, ANY ACTION BROUGHT BY A THIRD PARTY ALLEGING INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, OR AGAINST ANY OTHER CLAIM, PROCEEDING, DEMAND, EXPENSE, AND LIABILITY OF ANY KIND WHATSOEVER RESULTING FROM THE PRODUCTION, MANUFACTURE, SALE, COMMERCIAL USE, LEASE, CONSUMPTION, OR ADVERTISEMENT OF LICENSED PRODUCTS OR ARISING FROM ANY OBLIGATION OF LICENSEE OR SUBLICENSEE(S) UNDER THIS AGREEMENT AND NOT CAUSED BY BREACH OF THIS AGREEMENT BY SYSTEM (HEREINAFTER JOINTLY REFERRED TO AS “CLAIMS”), PROVIDED THAT SYSTEM SHALL PROMPTLY PROVIDE WRITTEN NOTICE OF ANY CLAIM TO LICENSEE, AND THAT, SUBJECT TO THE APPROVAL OF THE ATTORNEY GENERAL OF THE STATE OF TEXAS, LICENSEE SHALL HAVE THE RIGHT TO CONDUCT THE DEFENSE OF ANY CLAIM, AND THAT SYSTEM SHALL COOPERATE WITH LICENSEE AS LICENSEE MAY REQUEST IN ANY SUCH DEFENSE, AT LICENSEE’S REQUEST AND EXPENSE.
9.02	Representation. SYSTEM represents that it owns and has title to PATENT RIGHTS and has the full right and power to grant the license set forth in Article 2.01, and that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement. SYSTEM MAKES NO OTHER REPRESENTATIONS AND EXTENDS NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR DOES SYSTEM ASSUME ANY OBLIGATIONS WITH RESPECT TO INFRINGEMENT OF PATENT RIGHTS OR OTHER RIGHTS OF THIRD PARTIES DUE TO LICENSEE’S ACTIVITIES UNDER THIS AGREEMENT.
ARTICLE X — NOTICES

Amended and Restated Intellectual Property Rights Agreement	Page 14 of 60

10.01	Notices. Payments, notices, or other communications required by this Agreement shall be sufficiently made or given if mailed by certified First Class United States mail, postage pre-paid, or by commercial carrier (e.g., FedEx, UPS, etc.) when such carrier maintains receipt or record of delivery, addressed to the address stated below, or to the last address specified in writing by the intended recipient.

If to SYSTEM:
Director, Licensing and Intellectual Property
Office of Technology Commercialization
800 Raymond Stotzer Parkway, Suite 2020
College Station, TX 77845
Phone: (979) 847-8682
Fax: (979) 845-1402

If to LICENSEE for Legal Matters:	for Financial Matters:
Director of Business Development	Director of Business Development
cc: Legal Department	cc: Chief Financial Officer
Ceres, Inc.	Ceres, Inc.
1535 Rancho Conejo Blvd.	1535 Rancho Conejo Blvd.
Thousand Oaks, CA 91320	Thousand Oaks, CA 91320
ARTICLE XI — MISCELLANEOUS PROVISIONS
11.01	Notice of Infringement. SYSTEM and LICENSEE shall promptly notify one another in writing of any alleged infringement of any PATENT RIGHTS. Within thirty (30) days after receipt of such notice, SYSTEM and LICENSEE shall formulate a strategy for resolving the alleged infringement. LICENSEE acknowledges that SYSTEM’s involvement, participation, and representation in any litigation requires the prior written consent of SYSTEM and the Attorney General of the State of Texas, and subject to the granting of that consent, SYSTEM may be joined as a party in any action brought by LICENSEE, so long as LICENSEE shall pay all of SYSTEM’s reasonable costs and expenses. LICENSEE will have the right, at its own discretion and expense, to take any action to enforce and to initiate and prosecute suits for infringement PATENT RIGHTS covering jointly owned Subject Inventions. LICENSEE and SYSTEM will consult with each other upon a course of action and enforcement strategy. LICENSEE will be responsible for the conduct of any such enforcement action, and SYSTEM will reasonably cooperate with LICENSEE to effect the enforcement action, and if appropriate, determine a settlement position. LICENSEE shall be responsible for retaining counsel but will consult with SYSTEM and retain counsel reasonably acceptable to SYSTEM. For purposes of settlement, LICENSEE shall be the contact with the Parties’ counsel as well as the opposing Party(ies) and shall have the right to enter into settlements, subject to the prior written consent of SYSTEM if such settlement involves any admission adverse to LICENSEE or SYSTEM and further, if required by applicable law, of the Attorney General of the State of Texas, in the case of SYSTEM such consent not to be unreasonably withheld and to be provided to LICENSEE within ten (10) business days of receipt of LICENSEE’s written request. LICENSEE shall keep SYSTEM advised as to all developments with respect to the enforcement action and settlement discussions, which includes supplying to SYSTEM copies of all papers received and filed in sufficient time for SYSTEM to comment thereon. SYSTEM may attend any and all meetings with the Parties’ counsel and the opposing side for settlement purposes. If necessary, and subject to

Amended and Restated Intellectual Property Rights Agreement	Page 15 of 60

the consent of the Attorney General of the State of Texas, SYSTEM agrees to enter into a joint defense agreement. Any damages received by LICENSEE as a result of an enforcement action of rights to jointly owned Subject Inventions, after deduction of all enforcement related costs incurred by LICENSEE, shall be considered as NET SALES or LICENSE INCOME, as appropriate, for the purpose of remuneration payments to SYSTEM.
11.02	Export Controls. It is understood that SYSTEM is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain countries without prior approval of such agency. SYSTEM neither represents that a license shall not be required nor that, if required, it shall be issued.
11.03	Confidential Information. Sales reports submitted by LICENSEE under Article VII and audit reports made pursuant to Article 7.04 shall be considered as Confidential Information under this Agreement and shall not be disclosed by SYSTEM to any third party except as may be required in response to a valid order of a court or other government body of the United States or any political subdivision thereof, as required under the Texas Public Information Act. Should the Parties contemplate exchange of other information of a confidential nature, they shall enter into a separate confidentiality agreement.
11.04	Non-Use of Names. LICENSEE shall not use the names of The Texas A&M University System, nor of any of its employees or components, nor any adaptation thereof, in any advertising, promotional or sales literature without the prior written consent obtained from SYSTEM in each case, except that LICENSEE may state that it is licensed by SYSTEM under PATENT RIGHTS.
11.05	Trademarks. LICENSEE may select, own and use its own trademark on LICENSED PRODUCTS. However, nothing herein shall be construed as granting to LICENSEE any license or other right under any trade name, trademark, or service mark owned or licensed by SYSTEM. Conversely, SYSTEM shall have no rights to trade names, trademarks, or service marks owned by LICENSEE.
11.06	Assignment of this Agreement. This Agreement binds and enures to the benefit of the Parties, their successor or assigns, but may not be assigned by either Party without the prior written consent of the other Party; provided however, LICENSEE shall have the right to assign its rights and obligations under this Agreement to any AFFILIATED COMPANY without such prior consent, but with written notice to SYSTEM. LICENSEE shall also have the right to assign its rights and obligations under this Agreement to a third party in conjunction with the transfer to such third party of substantially all of the assets of LICENSEE associated with performance under this Agreement without such prior consent.
11.07	Force Majeure. Other than an obligation for the payment of money, SYSTEM, upon receipt of documentation from LICENSEE which it deems appropriate, shall excuse any breach of this Agreement, which is proximately caused by war, strike, act of God, or other similar circumstance normally deemed outside the control of well-managed businesses.

Amended and Restated Intellectual Property Rights Agreement	Page 16 of 60

11.08	Entire Agreement. Other than the ARSRA and the IPRA and any licenses issued by SYSTEM to CERES thereunder, this Agreement contains the entire understanding of the Parties with respect to PATENT RIGHTS, and supersedes all other written and oral agreements between the Parties with respect to PATENT RIGHTS. It may be modified only by a written amendment signed by the Parties.
11.09	Governing Law. The validity, interpretation, and enforcement of this Agreement shall be governed and determined by the laws of the State of Texas, excluding the conflict of laws rules which might require the application of the laws of another jurisdiction.
11.10	Disputes.
A. The Parties shall make every possible attempt to resolve in an amicable manner all disputes between the Parties concerning the interpretation of this Agreement.
B. The Parties must use the dispute resolution process provided in Chapter 2260, Texas Government Code, and the related rules adopted by the Texas Attorney General to attempt to resolve any claim for breach of contract made by LICENSEE that cannot be resolved in the ordinary course of business. LICENSEE must submit written notice of a claim of breach of contract under this Chapter to B.J. Crain, Associate Vice Chancellor, who will examine LICENSEE’s claim and any counterclaim and negotiate with LICENSEE in an effort to resolve the claim.
11.11	Headings. Headings appear solely for convenience of reference. Such headings are not part of, and shall not be used to construe, this Agreement.
11.12	No Waiver; Severability. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement and no waiver shall be effective unless made in writing. This Agreement, to the greatest extent possible, shall be construed so as to give validity to all of the provisions hereof. If any provision of this Agreement is or becomes invalid, is ruled illegal by a court of competent jurisdiction or is deemed unenforceable under the current applicable law from time to time in effect during the term of this Agreement, the remainder of this Agreement will not be affected or impaired thereby and will continue to be construed to the maximum extent permitted by law. In lieu of each provision which is invalid, illegal or unenforceable, there will be substituted or added as part of this Agreement by mutual written agreement of the Parties, a provision which will be as similar as possible, in economic and business objectives as intended by the Parties to such invalid, illegal or unenforceable provision, but will be valid, legal and enforceable.
11.13	Damages. Neither Party shall be liable for indirect, special, remote, incidental or consequential damages or loss of profit in connection with this Agreement or its implementation.
ARTICLE XII — CONFIDENTIALITY
12.01	As used in this Agreement, the term “Confidential Information” shall mean all non-public-information received by one Party from the other in the framework of this Agreement. Confidential Information may include, but is not limited to, information

Amended and Restated Intellectual Property Rights Agreement	Page 17 of 60

concerning the disclosing Party’s operations, research, processes, techniques, data, sales, marketing, promotion and other activities. Any reports provided by LICENSEE to SYSTEM pursuant to this Agreement are Confidential Information. Confidential Information disclosed that Discloser, in good faith, regards as confidential and/or proprietary shall be clearly marked as “Confidential,” “Proprietary,” or bear any other appropriate notice indicating the sensitive nature of such Confidential Information. Any Confidential Information not easily marked, including Confidential Information that may be orally disclosed, shall, within thirty (30) days of its disclosure, be referenced in writing and designated confidential by Discloser.
12.02	Sales reports submitted by LICENSEE under Article VII and audit reports made pursuant to Article 7.04 shall be considered as Confidential Information under this Agreement and shall not be disclosed by SYSTEM to any third party except as may be required in response to a valid order of a court or other government body of the United States or any political subdivision thereof, as required under the Texas Public Information Act. Should the Parties contemplate exchange of other information of a confidential nature, they shall enter into a separate confidentiality agreement.
12.03	From receipt to five (5) years after the disclosure of the relevant Confidential Information, the receiving Party shall not use, except as is expressly allowed by this Agreement, and/or disclose any Confidential Information to any third party without the prior written consent of the disclosing Party. Confidential Information shall only be made accessible to each Party’s employees and/or agents on a need-to-know basis.
12.04	The receiving Party shall have no obligations of confidentiality for information that: can be established through clear and convincing evidence to be in the possession of the receiving Party prior to the disclosure by the disclosing Party; is or becomes public knowledge through no fault of the receiving Party; is acquired from others not under an obligation of confidentiality to the disclosing Party; and/or was independently developed by the receiving Party as demonstrated by clear and convincing evidence prepared contemporaneously with such independent development. In addition, LICENSEE shall have the right to use and disclose SYSTEM Confidential Information (a) as required to file for INTELLECTUAL PROPERTY RIGHTS, (b) as required to exercise its commercialization rights granted in or on the basis of this Agreement and for related marketing activities, (c) as required by laws, rules or regulations or court orders such as, without limitation, SEC or IRS regulations, or (d) in LICENSEE’S reasonable judgment, to (potential) investors and business partners. Further, SYSTEM shall have the right to use and disclose LICENSEE Confidential Information if any such information is ordered produced or disclosed by a court or administrative body of competent jurisdiction or otherwise required by law, or required to be disclosed by the Attorney General of The State of Texas, but only to the extent of such required production or disclosure. To the extent reasonably possible SYSTEM will give prior written notice of such required production or disclosure to LICENSEE and if so requested by LICENSEE, use reasonable efforts to obtain confidential treatment of the information disclosed to the maximum extent possible.
     The Parties have caused this Agreement to become effective as of the date last executed below.

Amended and Restated Intellectual Property Rights Agreement	Page 18 of 60

For Ceres, Inc. (“CERES”)	For The Texas A&M University System (“TAMUS”)

By:	By:

Name:	Brett Cornwell
Title:	Associate Vice Chancellor for Commercialization
Date:	Date:

For Ceres, Inc. (“CERES”)

By:

Name:
Title:

Date:

Amended and Restated Intellectual Property Rights Agreement	Page 19 of 60

ANNEX I
to the Example License Agreement for Subject Inventions
between Ceres, Inc. and The Texas A&M University System
Royalty Report
[template to be developed during negotiations of license]

Amended and Restated Intellectual Property Rights Agreement	Page 20 of 60

Appendix B
to the Amended and Restated Intellectual Property Rights Agreement
between Ceres, Inc. and The Texas A&M University System
Example License Agreement for Lines
LINE LICENSE AGREEMENT
Between
Ceres, Inc.
and
The Texas A&M University System
     This agreement (“Agreement”) is made and entered into by and between Ceres, Inc., a corporation with principal offices in Thousand Oaks, California, (“LICENSEE”) and The Texas A&M University System with principal offices in College Station, Texas, (“SYSTEM”), an agency of the State of Texas, collectively referred to as “Parties” and individually as “Party.”
WITNESSETH:
     WHEREAS, SYSTEM, through The Texas Agricultural Experiment Station (a member of SYSTEM, and now known as Texas AgriLife Research) (“AGRILIFE”), and LICENSEE have entered into an Amended and Restated Sponsored Research Agreement dated [insert final ARSRA date] (the “ARSRA”) as well as an associated Amended And Restated Intellectual Property Rights Agreement dated as of August 29, 2007 (“IPRA”);
     WHEREAS, one or more LINES (as defined hereinafter) have been created by SYSTEM and used by LICENSEE pursuant to the ARSRA;
     WHEREAS, SYSTEM desires that the LINES be commercialized for the public benefit and welfare;
     WHEREAS, SYSTEM has provided the LINES to LICENSEE and LICENSEE has created the HYBRIDS, NEW PARENTAL LINES, and/or DERIVATIVES (as defined hereinafter);
     WHEREAS, the HYBRIDS, NEW PARENTAL LINES, and/or DERIVATIVES, as applicable, are ready to be commercialized;
     WHEREAS, LICENSEE has represented that it has certain marketing, engineering and financial capabilities, and that it shall commit itself to a thorough and diligent program of development and commercialization of the LINES and HYBRIDS, NEW PARENTAL LINES, and/or DERIVATIVES for public benefit; and

Amended and Restated Intellectual Property Rights Agreement	Page 21 of 60

     WHEREAS, SYSTEM is willing to grant to LICENSEE, and LICENSEE is willing to accept, a license to use the LINES, upon the terms and conditions set forth below.
     NOW THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:
ARTICLE I — DEFINITIONS
1.01	“AFFILIATED COMPANY” shall mean any company owned or controlled by, under common control with or controlling LICENSEE, “control” meaning in this context the direct or indirect ownership of more than fifty percent (50%) of the voting stock/shares of a company, or the power to nominate at least half of the directors.
1.02	“AGRILIFE GENETIC CONTRIBUTION” shall mean, for any specific HYBRID, DERIVATIVE or NEW PARENTAL LINE: (a) the proportion of the nuclear genes of the HYBRID, DERIVATIVE or the NEW PARENTAL LINE, as applicable, arisen from LINES, based on genetic contribution as determined by pedigree as defined in the ARSRA; (b) a contribution to be determined on a case-by-case basis in each case where a specific valuable phenotype of that HYBRID, DERIVATIVE or the NEW PARENTAL LINE, as applicable, is attributable to specific ALLELE(s) optioned or licensed to LICENSEE by SYSTEM; and (c) OTHER CONTRIBUTIONS from AGRILIFE.
1.03	“ALLELE” shall mean a particular form of one or more genes determinant for a valuable characteristic of a plant (e.g. drought tolerance, specific flowering time), discovered in the Program as defined under the ARSRA by SYSTEM or by SYSTEM and LICENSEE jointly; provided that the particular form of such gene or genes is covered by a VALID CLAIM.
1.04	“BUSINESS YEAR” shall mean the twelve (12)-month period beginning September 1 and ending August 31 of the following calendar year (e.g. the 2011 BUSINESS YEAR runs from September 1, 2010 through August 31, 2011.). LICENSEE may request from time to time to amend the starting and ending dates defined as the BUSINESS YEAR as may be reasonable for the conduct of LICENSEE’s business. Such amendment must be mutually agreed to in writing by the Parties.
1.05	“COMMERCIAL SEED” shall mean seed of HYBRIDS that is sold for purposes other than the production of propagating material.
1.06	“DERIVATIVES” means plants made by a Receiving Party from the Original Materials (as defined in the ARSRA) of the other Party through traditional or artificial means, excluding, however, PROGENY of the Original Materials. DERIVATIVES further means any plant part or seed of DERIVATIVES or biological samples derived from DERIVATIVES, or any PROGENY of DERIVATIVES.
1.07	“EFFECTIVE DATE” shall mean the date this Agreement has been executed by the last Party.
1.08	“EXISTING HYBRIDS” shall mean those HYBRIDS designated as [Identify one or more which are subject of this license], developed and owned by LICENSEE prior to the EFFECTIVE DATE.

Amended and Restated Intellectual Property Rights Agreement	Page 22 of 60

1.09	“HYBRID” shall mean a seed or plant that has resulted from genetic crossbreeding between two or more lines where those lines include (i) the LINE or (ii) one or more NEW PARENTAL LINES.
1.10	“INTELLECTUAL PROPERTY RIGHTS” shall mean all rights in any patent, plant variety protection certification, plant breeders’ rights, or any applications thereof, or any other intellectual property protection, covering the LINES, HYBRIDS, DERIVATIVES, or NEW PARENTAL LINES, that may be filed or exist in any jurisdiction in the world, with the exception of trademarks and service marks. A list of such INTELLECTUAL PROPERTY RIGHTS will be more specifically included in ANNEX I, which may be amended from time to time as provided in Article 6.05 and evidenced in writing.
1.11	“LICENSE INCOME” shall mean the amount actually received by either LICENSEE or any AFFILIATED COMPANY in consideration for the grant of sublicenses to sublicensees that are not AFFILIATED COMPANIES to the LINES or any HYBRID, DERIVATIVE or NEW PARENTAL LINE to exploit the same and to produce and sell COMMERCIAL SEED, including up-front fees, lump sum payments and any running royalties on a product-by-product and jurisdiction-by-jurisdiction basis.
1.12	“LINE” and “LINES” shall mean [describe one or more Lines to be licensed, as applicable] of the sorghum lines designated as [identify], which were created by SYSTEM either prior to the conduct of the SRA (as defined in the ARSRA) or during the Program as defined in the ARSRA and in which SYSTEM has ownership rights, and new genetic lines or populations developed by LICENSEE through further selection within the LINES, as distinguished from crossing followed by selection. LINE or LINES includes PROGENY.
1.13	“NEW PARENTAL LINES” shall mean new genetic lines or populations which are developed by breeding by LICENSEE and which has one or more of the LINES as a progenitor.
1.14	“NET SALES” shall mean LICENSEE’s and AFFILIATED COMPANIES’ receipts for sales of COMMERCIAL SEED or for SERVICES requiring the use of the LINES, to a bona fide, arms length customer, less the sum of the following:
(a)	sales taxes, tariffs, duties and/or use taxes directly imposed with reference to particular sales;

(b)	outbound transportation prepaid or allowed, shipping, packaging, cost of insurance in transit paid by LICENSEE or an AFFILIATED COMPANY;

(c)	amounts allowed or credited on returns;

(d)	customary trade, quantity or cash discounts;

(e)	cost of any coating materials or treatments that may have been applied to the COMMERCIAL SEED; and

(f)	other deductions which are appropriate to sales of the LICENSED PRODUCTS may be included by mutual agreement of the Parties, to be specified in ANNEX II to this Agreement.
No deductions shall be made for commissions paid to individuals whether independent sales agencies or regularly employed by LICENSEE. The value of sample size quantities

Amended and Restated Intellectual Property Rights Agreement	Page 23 of 60

of seed provided for demonstration, marketing or research purposes shall not be included in NET SALES. Where there is no identifiable sale price (except for samples as referred to in the previous sentence), or when COMMERCIAL SEED is sold to other than a bona fide, arms length customer of LICENSEE or an AFFILIATED COMPANY, LICENSEE or the AFFILIATED COMPANY shall be deemed to have received an amount of NET SALES calculated based on the final sale of the COMMERCIAL SEED to an independent third party. If no such current price is available, a hypothetical fair market value price will be determined by the Parties jointly in good faith for the purpose of calculating NET SALES. Further, TRAIT FEES, if any, net of any applicable deductions, shall be added to NET SALES if related to a trait contributed by SYSTEM. NET SALES shall not include sales of COMMERCIAL SEED by LICENSEE to any AFFILIATED COMPANY, by any AFFILIATED COMPANY to LICENSEE, or by any AFFILIATED COMPANY to any other AFFILIATED COMPANY, except if the entity to which the COMMERCIAL SEED is sold is the end user of such COMMERCIAL SEED.
1.15	“OTHER CONTRIBUTIONS” shall mean (i) intellectual and technical contributions to the development of the LINES or if from LICENSEE, to the development of the LINES, DERIVATIVES, NEW PARENTAL LINES or HYBRIDS such as, without limitation, markers, gene-trait association knowledge or composition knowledge, that inform the breeding and selection process, or transgenic traits and (ii) financial contributions to the development of the LINES, or if from LICENSEE, to the development of the LINES, NEW PARENTAL LINES, DERIVATIVES, or HYBRIDS.
1.16	“PROGENY” shall mean the offspring of a plant produced through asexual propagation or sexual multiplication or maintenance where such offspring is not substantially genetically different from such plant.
1.17	“SERVICE” shall mean any transaction with a third party in which LICENSEE or an AFFILIATED COMPANY performs certain activities on behalf and at the request of a third party that would if not performed by LICENSEE or an AFFILIATED COMPANY require a license under SYSTEM’S INTELLECTUAL PROPERTY RIGHTS licensed hereunder, in exchange for payment, but excluding any research collaboration or sponsored research agreement.
1.18	“TRAIT FEE” shall mean any upfront or annual fee collected by LICENSEE or any AFFILIATED COMPANY in conjunction with NET SALES as an additional remuneration for the sale of COMMERCIAL SEED that has a particular valuable trait or characteristic.
1.19	“VALID CLAIM” shall mean a claim of a patent application or patent owned or co-owned by SYSTEM, which claim has been maintained and has not expired and which has not been declared invalid or unenforceable by a competent court or authority in a final judgment against which no appeal to a court or authority having mandatory jurisdiction is possible or the term for any such appeal has expired without the appeal being filed.
ARTICLE II — LICENSE GRANT
2.01	Grant of Rights in LINES. Subject to the reservations in Article 2.02, SYSTEM grants to LICENSEE and its AFFILIATED COMPANIES an exclusive world-wide license and right, including a license under SYSTEM’s rights and interest in any INTELLECTUAL

Amended and Restated Intellectual Property Rights Agreement	Page 24 of 60

PROPERTY RIGHTS covering the LINES, DERIVATIVES, and/or HYBRIDS (i) to maintain and increase seed of the LINES; (ii) to develop NEW PARENTAL LINES; (iii) to develop DERIVATIVES, and/or HYBRIDS; and (iv) to produce and sell COMMERCIAL SEED, and to grant sublicenses of the same scope, including the right to sublicense use of NEW PARENTAL LINES, DERIVATIVES, and/or HYBRIDS to the end of the term of this Agreement as prescribed in Article VIII.
2.02	Reservation. SYSTEM reserves an irrevocable, worldwide, nonexclusive, royalty-free right to practice the grant made in Article 2.01 under (i), (ii) and (iii) for research, demonstration and educational purposes only, and not for commercial purposes or for the commercial benefit of third parties. SYSTEM shall comply with the provisions of the ARSRA, and the IPRA, when exercising this right..
2.03	[if applicable] Government Reservation. Rights under this Agreement are subject to rights required to be granted to the Government of the United States of America pursuant to 35 USC Section 200-212, including a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States any patented LINES throughout the world.
ARTICLE III — CONSIDERATION
3.01	Up-front Fee. As consideration for the license granted in this Agreement, LICENSEE shall pay a single up-front fee of [identify word and number amount].
3.02	Royalty Rate. In addition, LICENSEE shall pay SYSTEM a royalty on NET SALES of COMMERCIAL SEED of each HYBRID, which will be calculated in accordance with this Article 3.02. Whenever a particular HYBRID, or for sublicensing purposes, a particular DERIVATIVE and/or NEW PARENTAL LINE is ready for commercial release, LICENSEE will notify SYSTEM thereof, and provide the applicable royalty rate based on the principles set forth in this Article 3.02 with information on the calculation of such rate.
a)	Base Rate. Where the COMMERCIAL SEED is of a HYBRID which is entirely composed of AGRILIFE GENETIC CONTRIBUTION, and no OTHER CONTRIBUTIONS from LICENSEE, the royalty rate shall be [identify word and number amount] (XX%) of NET SALES if the HYBRID results solely from the LINE or LINES and another line licensed under the same terms and conditions regarding royalty payments from SYSTEM;

If a HYBRID is not entirely composed of AGRILIFE GENETIC CONTRIBUTION, the royalty rate shall be calculated by taking the base rate specified in this Article 3.02(a), and reducing the applicable base rate in function of the dilution of the AGRILIFE GENETIC CONTRIBUTION in such HYBRID by:
—	OTHER CONTRIBUTIONS from LICENSEE; and

—	crossing of the LINE OR LINES which is or are a progenitor of such HYBRID with other germplasm, including, but not limited to DERIVATIVES, and/or NEW PARENTAL LINES.

Amended and Restated Intellectual Property Rights Agreement	Page 25 of 60

On the basis of the foregoing calculation, the royalty rate on NET SALES for the EXISTING HYBRIDS is [insert word and number amount] (this should be specified here since the EXISTING HYBRIDS are defined/known at time of execution). The applicable royalty rate for other HYBRIDS, DERIVATIVES, or NEW PARENTAL LINES created using the LINES will be determined using the process described in this Article 3.02.

b)	No royalties shall be due with respect to HYBRIDS, DERIVATIVES, or NEW PARENTAL LINES that contain less than five percent (5%) AGRILIFE GENETIC CONTRIBUTION and contain no specific ALLELE(s).

c)	If SYSTEM has any comments or questions concerning LICENSEE’s applicable royalty rate for a HYBRID, DERIVATIVE, or NEW PARENTAL LINE, SYSTEM will inform LICENSEE thereof in writing within thirty (30) days from the date of LICENSEE’s notification and the Parties will discuss in good faith. If SYSTEM does not respond in writing to the aforementioned notification of LICENSEE within thirty (30) days, the royalty rates in such notification shall be final. If a dispute regarding the royalty rate arises that cannot be resolved amicably within thirty (30) days after LICENSEE’s aforementioned notification, the following procedures shall apply: such dispute shall be referred to a mutually agreed expert whose decision shall be final. Each Party shall submit to the expert within fifteen (15) days of his appointment its position in writing on the appropriate royalty rate. Such expert shall be required to choose the one of such two (2) party positions that the expert considers most reasonable in the circumstances and shall not make any independent determination (“Royalty Expertise Procedure”).
3.03	Minimum Annual Consideration. In order to maintain this exclusive license to the LINE, LICENSEE shall pay to SYSTEM minimum annual consideration as follows:
(a)	for the 20___ BUSINESS YEAR: no payment will be due;

(b)	for the 20__ BUSINESS YEAR: [identify word and number amount]; and

(c)	for the 20__ BUSINESS YEAR until [the 20___ BUSINESS YEAR or termination or expiration of this Agreement]: [identify word and number amount] per BUSINESS YEAR.
LICENSEE’S payment of royalties for a BUSINESS YEAR due under Articles 3.02 and 4.02, shall be credited against the minimum annual consideration due in respect of such BUSINESS YEAR pursuant to this Article 3.03. In the event that LICENSEE’s payment of royalties for a BUSINESS YEAR due under Articles 3.02 and 4.02 do not meet or exceed the required minimum annual consideration, as specified in this Article, LICENSEE’s royalty payment for the BUSINESS YEAR shall include payment of the balance needed to achieve the required minimum. In the event this Agreement expires or is terminated prior to the end of a BUSINESS YEAR, the corresponding minimum annual consideration provided for in this Article shall be prorated for that BUSINESS YEAR.

3.04	Intellectual Property Rights. The royalties and other payments due under Articles III and IV of this Agreement are in consideration of all INTELLECTUAL PROPERTY RIGHTS listed in ANNEX I. As additional consideration for the license granted in this Agreement,

Amended and Restated Intellectual Property Rights Agreement	Page 26 of 60

LICENSEE shall bear the reasonable documented expenses incurred in the filing, prosecution and maintenance of INTELLECTUAL PROPERTY RIGHTS on which an exclusive license is granted pursuant to Article 2.01, as further described in Article VI.

3.04	Non-exclusive License Royalty Rate. If an exclusive license on a LINE, which is a parental line of the HYBRID of which COMMERCIAL SEED is sold, reverts to or is non-exclusive pursuant to Article 5.02 or any other applicable provisions or upon LICENSEE’s election, a lower royalty rate not to exceed fifty percent (50%) of the exclusive royalty rate shall be negotiated in good faith between the Parties. The start of such negotiations shall be evidenced by written notice from one Party to the other initiating such negotiations, and such negotiations shall not extend beyond ninety (90) days from the start thereof without the mutual consent of both Parties (“Negotiation Period”). If the Parties fail to reach agreement within the Negotiation Period, the non-exclusive royalty rate shall be settled in accordance with the following procedures: the disputed royalty rate shall be referred to a mutually agreed impartial expert whose decision shall be final. Each Party shall submit to the expert within fifteen (15) days of his appointment its position in writing on the disputed royalty rate. Such expert shall be limited to choosing the one of such two (2) party positions that the expert considers most reasonable in the circumstances and shall not make any other determination. Neither Party shall be bound by any determination by the expert which, in the opinion of Party’s counsel, will result or be likely to result in that Party violating any applicable law or regulation.
3.05	Royalty Duration. The license granted under this Agreement in respect of the LINES shall be deemed to be fully paid up, and no further amounts shall be due or payable by LICENSEE under this Agreement in respect of such LINE or LINES (including, without limitation, in respect of any HYBRID, DERIVATIVE or NEW PARENTAL LINE), on a country-by-country basis, with effect from (a) the expiration of all registered or patented INTELLECTUAL PROPERTY RIGHTS solely or jointly owned by SYSTEM covering such LINE in such country, or (b) in countries where the LINE which is not covered by any registered or patented INTELLECTUAL PROPERTY RIGHTS solely or jointly owned by SYSTEM in such country, the expiration of all registered or patented INTELLECTUAL PROPERTY RIGHTS solely or jointly owned by SYSTEM covering such LINE in the United States of America.
ARTICLE IV —SUBLICENSES
4.01	Sublicenses. LICENSEE and its AFFILIATED COMPANIES may grant sublicenses to persons, firms or corporations under such conditions as it may arrange, subject to terms and conditions consistent with this Agreement, as long as each such sublicense is not repugnant to the public policies of SYSTEM, the State of Texas, or the United States.
4.02	Sublicensee Consideration. LICENSEE shall pay to SYSTEM a royalty on LICENSE INCOME as follows:
a)	Base Rate. Where the sublicense is for a HYBRID, DERIVATIVE or a LINE which is entirely composed of AGRILIFE GENETIC CONTRIBUTION, and no OTHER CONTRIBUTIONS from LICENSEE, the royalty rate shall be [insert word and number amount] percent (XX%) of LICENSE INCOME.

Amended and Restated Intellectual Property Rights Agreement	Page 27 of 60

b)	If the sublicense is for a HYBRID, DERIVATIVE or LINE that is not entirely composed of AGRILIFE GENETIC CONTRIBUTION, or for a NEW PARENTAL LINE, the royalty rate shall be calculated by taking:
(i)	the base rate specified in Article 4.02(a);

(ii)	and reducing the applicable base rate in function of the dilution of the AGRILIFE GENETIC CONTRIBUTION in such HYBRID, LINE or NEW PARENTAL LINE by:
—	OTHER CONTRIBUTIONS from LICENSEE, and

—	in the case of HYBRIDS, the crossing of the LINE which is a progenitor of such HYBRID with other germplasm, including, but not limited to, DERIVATIVES, and/or NEW PARENTAL LINES.
On the basis of the foregoing calculation, the royalty rate on LICENSE INCOME for the EXISTING HYBRIDS is [insert word and number amount] percent (XX%). For other HYBRIDS, DERIVATIVES, or NEW PARENTAL LINES created using the LINES, the process for determining the applicable royalty rate as described in this Article 4.02 and as defined in Articles 3 and 4 of Appendix B of the IPRA in effect upon the EFFECTIVE DATE of this Agreement shall be used.
4.03	Reporting. LICENSEE shall notify SYSTEM of the grant of sublicense to a third party and provide a redacted copy of the sublicense to SYSTEM. LICENSEE shall not redact any information unless it could be reasonably considered sensitive to LICENSEE’s business. Upon reasonable notice by SYSTEM, SYSTEM may through an attorney-at-law review an unredacted copy of the sublicense but shall not provide any redacted information to business persons within SYSTEM. LICENSEE shall also provide SYSTEM with the name, address and scope of each sublicense and a copy of each sublicensee’s report as is pertinent to calculation of amounts due SYSTEM under this Agreement.
4.04	Non-Cash Transactions. Where there is no identifiable LICENSE INCOME, a hypothetical fair market value price will be determined by the Parties jointly in good faith for the purpose of calculating LICENSE INCOME.
ARTICLE V — LICENSEE RESPONSIBILITIES
5.03	Diligence. LICENSEE will use commercially reasonable efforts to actively market the EXISTING HYBRIDS and will provide a non-binding marketing plan to SYSTEM reflecting its marketing efforts within ninety (90) days from the EFFECTIVE DATE. LICENSEE will provide annual updates of such marketing plan.
5.04	Failure to Maintain Diligence. Minimum diligence requirements for the LINE shall be satisfied by the payment of the minimum annual consideration amounts for the prescribed BUSINESS YEARS set forth in Article 3.03. If LICENSEE fails to pay to SYSTEM the prescribed minimum annual consideration within thirty (30) days after the receipt of a written notice from SYSTEM notifying LICENSEE of the payment failure, SYSTEM shall have the right to convert the license granted to LICENSEE with respect to each LINE to non-exclusive, by written notice to LICENSEE.

Amended and Restated Intellectual Property Rights Agreement	Page 28 of 60

5.05	Legal Compliance. LICENSEE must comply with all applicable federal, state and local laws and regulations in its exercise of all rights granted to it by SYSTEM under this Agreement.
5.06	[if applicable] No Royalties for Sales to U.S. Government. In accordance with 35 USC Section 200-212, LICENSEE has no duty to pay SYSTEM royalties under this agreement on NET SALES made to the United States Government, including any United States Government Agency. LICENSEE shall reduce the amount charged for COMMERCIAL SEED covered by patent applications or patents licensed under this Agreement sold to the United States Government by an amount equal to the royalty otherwise due SYSTEM.
5.07	[if applicable] U.S. Manufacture. In accordance with 35 USC Section 200-212, COMMERCIAL SEED covered by patent applications or patents licensed under this Agreement shall be manufactured substantially in the United States of America.
ARTICLE VI — INTELLECTUAL PROPERTY
6.01	Filing. LICENSEE will have the right to prepare and file, in consultation with SYSTEM, any and all applications for patents, plant variety rights or other forms of intellectual property protection or variety registration, in any jurisdiction throughout the world, for HYBRIDS, the LINES and NEW PARENTAL LINES, whether solely or jointly owned by SYSTEM. At the request of LICENSEE, SYSTEM will cooperate fully with LICENSEE by providing information and executing documents necessary for LICENSEE to conduct the activities concerning the filings, prosecution and other proceedings anticipated under this paragraph. Applications for patents or plant variety rights on each particular HYBRID or the LINES shall be filed in the name of SYSTEM (AGRILIFE) if owned by SYSTEM pursuant to the ARSRA, in the name of LICENSEE (CERES) if owned by LICENSEE pursuant to the ARSRA and in the joint names of SYSTEM (AGRILIFE) and LICENSEE (CERES) if jointly owned pursuant to the ARSRA. Applications for patents or plant variety rights on NEW PARENTAL LINES shall be filed in the name of LICENSEE (CERES). For the avoidance of doubt, LICENSEE acknowledges that applications filed under this Article 6.01 that are solely in the name of LICENSEE shall not affect LICENSEE’s obligations to SYSTEM, including but not limited to LICENSEE’s obligations under Article III with respect to the LINE, HYBRIDS, and NEW PARENTAL LINES claimed in such applications.
6.02	Abandoning IP Applications. The following rules shall apply with respect to applications for intellectual property protection on SYSTEM owned or jointly owned LINES or HYBRIDS. If the Party controlling prosecution intends to abandon any patent plant variety rights, pending or granted in any jurisdiction, that Party shall first give sufficient written notice to the other Party to permit the other Party the opportunity to assume such filing, examination and/or maintenance.
6.03	Jurisdiction. The obligations of this Article 6.03 shall not apply to any jurisdictions in which the prosecuting Party has elected not to apply for intellectual property protection. LICENSEE and SYSTEM shall avoid carrying out any act that would prejudice the grant of INTELLECTUAL PROPERTY RIGHTS. Without limitation, neither Party shall make available reproductive material of the HYBRIDS or LINE at a date or in a manner that

Amended and Restated Intellectual Property Rights Agreement	Page 29 of 60

might jeopardize the right to seek INTELLECTUAL PROPERTY RIGHTS protection for the HYBRIDS or LINE.
[add sections 6.04-6.08 from Appendix A if patents are licensed under this license.]
6.04	Information. The provisions of this Article shall apply with respect to applications for intellectual property protection on SYSTEM owned or jointly owned LINE or HYBRIDS. LICENSEE shall keep SYSTEM promptly and fully informed of the course of patent and plant variety rights prosecution or other proceedings. LICENSEE shall provide to SYSTEM the opportunity to provide input to the development of the patent and plant variety rights application(s) and any official proceedings thereafter. LICENSEE shall disclose to SYSTEM the complete texts of all patent and plant variety rights applications filed by LICENSEE under INTELLECTUAL PROPERTY RIGHTS as well as all information received concerning office actions, the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any other official proceeding involving INTELLECTUAL PROPERTY RIGHTS. If LICENSEE fails to reasonably incorporate the input of SYSTEM, or fails to keep SYSTEM informed, LICENSEE, upon the request of SYSTEM, must transfer prosecution of the application(s) to SYSTEM. Nothing in this Article 6.04 affects LICENSEE’s obligations under Article 3.04 of this Agreement.
6.05	List of INTELLECTUAL PROPERTY RIGHTS. The list of INTELLECTUAL PROPERTY RIGHTS existing as of the EFFECTIVE DATE is included in ANNEX I. When either Party files for or obtains additional INTELLECTUAL PROPERTY RIGHTS, such Party will provide to the other Party an updated version of ANNEX I, including a list of such additional INTELLECTUAL PROPERTY RIGHTS and such updated version of ANNEX I will be substituted for the then existing version.
ARTICLE VII — PAYMENTS AND REPORTS
7.01	When Payments are Due. Unless otherwise specified, payments shall be made annually. Payments shall be made to The Texas A&M University System, in College Station, Texas, not later than sixty (60) days after the last day of the BUSINESS YEAR in which they accrue.
7.02	Royalty Reports. LICENSEE shall provide a sales report to SYSTEM each BUSINESS YEAR, providing information sufficient to allow SYSTEM to calculate amounts due to SYSTEM for the reporting period, in the form attached hereto as ANNEX II.
7.03	Currency. Payment due to SYSTEM shall be paid in U.S. dollars. Royalty payments requiring conversion shall use the exchange rate as reported in The Wall Street Journal on the last business day of the royalty reporting period.
7.04	Inspection of Books and Records. At its own expense, SYSTEM may annually inspect LICENSEE’s books and records as needed to determine royalties payable. LICENSEE shall maintain such books and records for at least three (3) BUSINESS YEARS following the dates of the underlying transactions. Any such inspections shall be in confidence and conducted during ordinary business hours, and SYSTEM will provide LICENSEE prior notice two (2) weeks before making such inspections. SYSTEM must employ an

Amended and Restated Intellectual Property Rights Agreement	Page 30 of 60

independent Certified Public Accountant reasonably acceptable to LICENSEE for this purpose, who will only report to SYSTEM such information as necessary, to determine royalties payable to SYSTEM and LICENSEE’s compliance with any related obligations to SYSTEM. If SYSTEM’s audit identifies a shortage of five percent (5%) or more of amounts due to SYSTEM, then LICENSEE shall pay the costs of SYSTEM’s audit. LICENSEE shall pay all amounts due as a consequence of such audit to SYSTEM promptly, with interest.
7.05	Interest Charges. Overdue payments may, at the sole discretion of SYSTEM, be subject to a daily charge commencing on the 31st day after such payment is due, compounded monthly, at the rate of either one and one-half percent (1.5%) per month or the highest legal interest rate, whichever is lower. The payment of such interest will not foreclose SYSTEM from exercising any other rights it may have as a consequence of the lateness of any payment.
ARTICLE VIII — TERM AND TERMINATION
8.01	Expiration. Subject to any other rights of termination under this Article VIII, this Agreement shall remain in full force and effect on a country-by-country basis until all registered or patented INTELLECTUAL PROPERTY RIGHTS solely or jointly owned by SYSTEM and covering such LINES in such country have expired.
8.02	Termination by Licensee. LICENSEE may terminate this Agreement by providing written notice to SYSTEM at least ninety (90) days before the termination is to take effect.
8.03	Termination by System. If LICENSEE materially breaches this Agreement, SYSTEM may give LICENSEE written notice of the breach. LICENSEE shall have a period of sixty (60) days from receipt of the notice to cure the breach. If LICENSEE does not cure the breach within this period, SYSTEM may terminate this Agreement in writing without further notice.
8.04	Matters Surviving Termination. All accrued obligations and claims, including reimbursement of patent expenses, license fee obligations, royalty obligations, minimum annual consideration obligations, interest charge obligations, and all other financial obligations, and claims or causes of action for breach of this Agreement, shall survive termination of this Agreement. Obligations of confidentiality shall survive termination of this Agreement. This section controls in the case of a conflict with any other section of this Agreement.
ARTICLE IX — INDEMNIFICATION AND REPRESENTATION
9.01	Indemnification. LICENSEE SHALL AT ALL TIMES DURING THE TERM OF THIS AGREEMENT AND THEREAFTER INDEMNIFY, DEFEND, AND HOLD HARMLESS SYSTEM, ITS REGENTS, OFFICERS, AND EMPLOYEES AGAINST ANY CLAIM, PROCEEDING, DEMAND, LIABILITY OR EXPENSE (INCLUDING LEGAL EXPENSE AND REASONABLE ATTORNEYS’ FEES) WHICH RELATES TO INJURY TO PERSONS OR TO PROPERTY, ANY ACTION BROUGHT BY A THIRD PARTY ALLEGING INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, OR AGAINST ANY OTHER CLAIM,

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PROCEEDING, DEMAND, EXPENSE, AND LIABILITY OF ANY KIND WHATSOEVER RESULTING FROM THE PRODUCTION, MANUFACTURE, SALE, COMMERCIAL USE, LEASE, CONSUMPTION, OR ADVERTISEMENT OF COMMERCIAL SEED OR ARISING FROM ANY OBLIGATION OF LICENSEE OR SUBLICENSEE(S) UNDER THIS AGREEMENT AND NOT CAUSED BY BREACH OF THIS AGREEMENT BY SYSTEM (HEREINAFTER JOINTLY REFERRED TO AS “CLAIMS”), PROVIDED THAT SYSTEM SHALL PROMPTLY PROVIDE WRITTEN NOTICE OF ANY CLAIM TO LICENSEE, AND THAT, SUBJECT TO THE APPROVAL OF THE ATTORNEY GENERAL OF THE STATE OF TEXAS, LICENSEE SHALL HAVE THE RIGHT TO CONDUCT THE DEFENSE OF ANY CLAIM, AND THAT SYSTEM SHALL COOPERATE WITH LICENSEE AS LICENSEE MAY REQUEST IN ANY SUCH DEFENSE, AT LICENSEE’S REQUEST AND EXPENSE.
9.02	Representation. SYSTEM represents that it has the full right and power to grant the license set forth in Article 2.01, and that there are no outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement. SYSTEM MAKES NO OTHER REPRESENTATIONS AND EXTENDS NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NOR DOES SYSTEM ASSUME ANY OBLIGATIONS WITH RESPECT TO INFRINGEMENT OF PATENT RIGHTS OR OTHER RIGHTS OF THIRD PARTIES DUE TO LICENSEE’S ACTIVITIES UNDER THIS AGREEMENT.
ARTICLE X — NOTICES
10.01	Notices. Payments, notices, or other communications required by this Agreement shall be sufficiently made or given if mailed by certified First Class United States mail, postage pre-paid, or by commercial carrier (e.g., FedEx, UPS, etc.) when such carrier maintains receipt or record of delivery, addressed to the address stated below, or to the last address specified in writing by the intended recipient.

If to SYSTEM:	Director, Licensing and Intellectual Property Office of Technology Commercialization 800 Raymond Stotzer Parkway, Suite 2020 College Station, TX 77845 Phone: (979) 847-8682 Fax: (979) 845-1402

If to LICENSEE for Legal Matters:	for Financial Matters:
Vice President of Operations	Vice President of Operations
cc: Legal Department	cc: Chief Financial Officer
Ceres, Inc.	Ceres, Inc.
1535 Rancho Conejo Blvd.	1535 Rancho Conejo Blvd.
Thousand Oaks, CA 91320	Thousand Oaks, CA 91320
ARTICLE XI — MISCELLANEOUS PROVISIONS

Amended and Restated Intellectual Property Rights Agreement	Page 32 of 60

11.01	Notice of Infringement. SYSTEM and LICENSEE shall promptly notify one another in writing of any alleged infringement of any INTELLECTUAL PROPERTY RIGHTS. Within thirty (30) days after receipt of such notice, SYSTEM and LICENSEE shall formulate a strategy for resolving the alleged infringement. LICENSEE acknowledges that SYSTEM’s involvement, participation, and representation in any litigation requires the prior written consent of SYSTEM and the Attorney General of the State of Texas, and subject to the granting of that consent, SYSTEM may be joined as a party in any action brought by LICENSEE, so long as LICENSEE shall pay all of SYSTEM’s reasonable costs and expenses. LICENSEE will have the right, at its own discretion and expense, to take any action to enforce and to initiate and prosecute suits for infringement of INTELLECTUAL PROPERTY RIGHTS covering the LINE, HYBRIDS, DERIVATIVES, and/or NEW PARENTAL LINES. LICENSEE and SYSTEM will consult with each other upon a course of action and enforcement strategy. LICENSEE will be responsible for the conduct of any such enforcement action, and SYSTEM will reasonably cooperate with LICENSEE to effect the enforcement action, and if appropriate, determine a settlement position. LICENSEE shall be responsible for retaining counsel but will consult with SYSTEM and retain counsel reasonably acceptable to SYSTEM. For purposes of settlement, LICENSEE shall be the contact with the Parties’ counsel as well as the opposing Party(ies) and shall have the right to enter into settlements, subject to the prior written consent of SYSTEM if such settlement involves any admission adverse to LICENSEE or SYSTEM and further, if required by applicable law, of the Attorney General of the State of Texas, in the case of SYSTEM such consent not to be unreasonably withheld and to be provided to LICENSEE within ten (10) business days of receipt of LICENSEE’s written request LICENSEE shall keep SYSTEM advised as to all developments with respect to the enforcement action and settlement discussions, which includes supplying to SYSTEM copies of all papers received and filed in sufficient time for SYSTEM to comment thereon. SYSTEM may attend any and all meetings with the Parties’ counsel and the opposing side for settlement purposes. If necessary, and subject to the consent of the Attorney General of the State of Texas, SYSTEM agrees to enter into a joint defense agreement. Any damages received by LICENSEE as a result of an enforcement action of rights to jointly owned INTELLECTUAL PROPERTY RIGHTS, after deduction of all enforcement related costs incurred by LICENSEE, shall be considered as NET SALES or LICENSE INCOME, as appropriate, for the purpose of remuneration payments to SYSTEM.
11.02	Export Controls. It is understood that SYSTEM is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain countries without prior approval of such agency. SYSTEM neither represents that a license shall not be required nor that, if required, it shall be issued.
11.03	Non-Use of Names. LICENSEE shall not use the names of The Texas A&M University System, nor of any of its employees or components, nor any adaptation thereof, in any advertising, promotional or sales literature without the prior written consent obtained from SYSTEM in each case, except that LICENSEE may state that it is licensed by SYSTEM under INTELLECTUAL PROPERTY RIGHTS.

Amended and Restated Intellectual Property Rights Agreement	Page 33 of 60

11.04	Trademarks. LICENSEE may select, own and use its own trademark on COMMERCIAL SEED and in connection with SERVICES. However, nothing herein shall be construed as granting to LICENSEE any license or other right under any trade name, trademark, or service mark owned or licensed by SYSTEM. Conversely, SYSTEM shall have no rights to trade names, trademarks, or service marks owned by LICENSEE.
11.05	Assignment of this Agreement. This Agreement binds and enures to the benefit of the Parties, their successor or assigns, but may not be assigned by either Party without the prior written consent of the other Party; provided however, LICENSEE shall have the right to assign its rights and obligations under this Agreement to any AFFILIATED COMPANY without such prior consent, but with written notice to SYSTEM. LICENSEE shall also have the right to assign its rights and obligations under this Agreement to a third party in conjunction with the transfer to such third party of substantially all of the assets of LICENSEE associated with performance under this Agreement without such prior consent.
11.06	Force Majeure. Other than an obligation for the payment of money, SYSTEM, upon receipt of documentation from LICENSEE which it deems appropriate, shall excuse any breach of this Agreement, which is proximately caused by war, strike, act of God, or other similar circumstance normally deemed outside the control of well-managed businesses.
11.07	Entire Agreement. Other than the ARSRA and the IPRA, Existing License Agreements and Material Transfer Agreements (as defined in the ARSRA), and any license agreement executed pursuant to [Article 1.A.(1) of the IPRA], this Agreement contains the entire understanding of the Parties with respect to INTELLECTUAL PROPERTY RIGHTS, and supersedes all other written and oral agreements between the Parties with respect to INTELLECTUAL PROPERTY RIGHTS. It may be modified only by a written amendment or agreement signed by the Parties, except as provided in [Article 6.05].
11.08	Governing Law. The validity, interpretation, and enforcement of this Agreement shall be governed and determined by the laws of the State of Texas, excluding the conflict of laws rules which might require the application of the laws of another jurisdiction.
11.9	Disputes.
A. The Parties shall make every possible attempt to resolve in an amicable manner all disputes between the Parties concerning the interpretation of this Agreement.
B. The Parties must use the dispute resolution process provided in Chapter 2260, Texas Government Code, and the related rules adopted by the Texas Attorney General to attempt to resolve any claim for breach of contract made by LICENSEE that cannot be resolved in the ordinary course of business. LICENSEE must submit written notice of a claim of breach of contract under this Chapter to B.J. Crain, Associate Vice Chancellor, who will examine LICENSEE’s claim and any counterclaim and negotiate with LICENSEE in an effort to resolve the claim.
11.10	Headings. Headings appear solely for convenience of reference. Such headings are not part of, and shall not be used to construe, this Agreement.
11.12	No Waiver; Severability. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement and no waiver

Amended and Restated Intellectual Property Rights Agreement	Page 34 of 60

shall be effective unless made in writing. This Agreement, to the greatest extent possible, shall be construed so as to give validity to all of the provisions hereof. If any provision of this Agreement is or becomes invalid, is ruled illegal by a court of competent jurisdiction or is deemed unenforceable under the current applicable law from time to time in effect during the term of this Agreement, the remainder of this Agreement will not be affected or impaired thereby and will continue to be construed to the maximum extent permitted by law. In lieu of each provision which is invalid, illegal or unenforceable, there will be substituted or added as part of this Agreement by mutual written agreement of the Parties, a provision which will be as similar as possible, in economic and business objectives as intended by the Parties to such invalid, illegal or unenforceable provision, but will be valid, legal and enforceable.
11.13	Damages. Neither Party shall be liable for indirect, special, remote, incidental or consequential damages or loss of profit in connection with this Agreement or its implementation.
ARTICLE XII — CONFIDENTIALITY
12.01	As used in this Agreement, the term “Confidential Information” shall mean all non-public-information received by one Party from the other in the framework of this Agreement. Confidential Information may include, but is not limited to, information concerning the disclosing Party’s operations, research, processes, techniques, data, sales, marketing, promotion and other activities. Any reports provided by LICENSEE to SYSTEM pursuant to this Agreement are Confidential Information. Confidential Information disclosed that Discloser, in good faith, regards as confidential and/or proprietary shall be clearly marked as “Confidential,” “Proprietary,” or bear any other appropriate notice indicating the sensitive nature of such Confidential Information. Any Confidential Information not easily marked, including Confidential Information that may be orally disclosed, shall, within thirty (30) days of its disclosure, be referenced in writing and designated confidential by Discloser.
12.02	Sales reports submitted by LICENSEE under Article VII and audit reports made pursuant to Article 7.04 shall be considered as Confidential Information under this Agreement and shall not be disclosed by SYSTEM to any third party except as may be required in response to a valid order of a court or other government body of the United States or any political subdivision thereof, as required under the Texas Public Information Act. Should the Parties contemplate exchange of other information of a confidential nature, they shall enter into a separate confidentiality agreement.
12.03	From receipt to five (5) years after the disclosure of the relevant Confidential Information, the receiving Party shall not use, except as is expressly allowed by this Agreement, and/or disclose any Confidential Information to any third party without the prior written consent of the disclosing Party. Confidential Information shall only be made accessible to each Party’s employees and/or agents on a need-to-know basis.
12.04	The receiving Party shall have no obligations of confidentiality for information that: can be established through clear and convincing evidence to be in the possession of the receiving Party prior to the disclosure by the disclosing Party; is or becomes public knowledge through no fault of the receiving Party; is acquired from others not under an obligation of confidentiality to the disclosing Party; and/or was independently developed

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by the receiving Party as demonstrated by clear and convincing evidence prepared contemporaneously with such independent development. In addition, LICENSEE shall have the right to use and disclose SYSTEM Confidential Information (a) as required to file for INTELLECTUAL PROPERTY RIGHTS, (b) as required to exercise its commercialization rights granted in or on the basis of this Agreement and for related marketing activities, (c) as required by laws, rules or regulations or court orders such as, without limitation, SEC or IRS regulations, or (d) in LICENSEE’S reasonable judgment, to (potential) investors and business partners. Further, SYSTEM shall have the right to use and disclose LICENSEE Confidential Information if any such information is ordered produced or disclosed by a court or administrative body of competent jurisdiction or otherwise required by law, or required to be disclosed by the Attorney General of The State of Texas, but only to the extent of such required production or disclosure. To the extent reasonably possible SYSTEM will give prior written notice of such required production or disclosure to LICENSEE and if so requested by LICENSEE, use reasonable efforts to obtain confidential treatment of the information disclosed to the maximum extent possible.
[Signature page follows]

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     The Parties have caused this Agreement to become effective as of the date last executed below.

CERES, INC.	THE TEXAS A&M UNIVERSITY SYSTEM

By:	Brett L. Cornwell
Title:
Associate Vice Chancellor for Commercialization

Date:	Date:

Amended and Restated Intellectual Property Rights Agreement	Page 37 of 60

ANNEX I
to the Example LINE LICENSE AGREEMENT
between Ceres, Inc. and The Texas A&M University System
LINES
SYSTEM INTELLECTUAL PROPERTY RIGHTS
(include all patent applications/patents (including on Subject Inventions covering Lines), plant variety protection rights, etc.

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ANNEX II
to the Example LINE LICENSE AGREEMENT
between Ceres, Inc. and The Texas A&M University System
Royalty Report
Date of report: ☑
BUSINESS YEAR of report: ☑
HYBRID, DERIVATIVE OR
NEW PARENTAL
LINE: [identify]
LINE(s): [identify]

Royalty Calculation
			AGRILIFE
			GENETIC
		OTHER	CONTRIBUTION	Royalty
	Base Rate	CONTRIBUTIONS*	**	Rate
NET SALES	XX%	0%	50%	X %
LICENSE INCOME	XX%	0%	50%	XX%

*OTHER CONTRIBUTIONS
Name of Contribution	Deduction %
None	None

**	AGRILIFE GENETIC CONTRIBUTION [Additional Information if Needed]
Total revenue: [$X]
Additional deductions for NET SALES None
NET SALES for BUSINESS YEAR: [$X]
Royalties due on NET SALES: [$X]
LICENSE INCOME for BUSINESS YEAR: [$X]
Royalties due on LICENSE INCOME: [$X]
[If other HYBRIDS, DERIVATIVES, PROGENY and/or NEW PARENTAL LINES are developed, this format will be used.]

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Appendix C
to the Amended and Restated Intellectual Property Rights Agreement
Between
Ceres, Inc.
and
The Texas A&M University System
Guidelines for Future Collaborative Opportunities
(Capitalized words are as defined in the Amended and Restated Sponsored Research
Agreement (“ARSRA”))
PURPOSE:
CERES and SYSTEM may jointly pursue collaborative activities with third party collaborators. During the term of the Program, SYSTEM will notify CERES, in writing, of any contemplated internal projects or projects with third parties that specifically involve Lines, Hybrids, and/or Derivatives and/or Progeny (as defined in the ARSRA) and that do not involve Germplasm Improvement (as defined in the ARSRA) (hereinafter “Additional Collaboration Project”). CERES will notify SYSTEM of certain contemplated projects as provided hereinafter. The Parties will comply with the provisions set forth hereinafter under SYSTEM CONTACT PROCESS and CERES CONTACT PROCESS. These guidelines do not apply to Germplasm Improvement, which is addressed in the ARSRA.
GUIDING PRINCIPLES:
The principles contained within this Appendix are meant to guide discussions of potential future Additional Collaboration Project opportunities between CERES and SYSTEM. CERES is generally interested in pursuing Additional Collaboration Project opportunities with SYSTEM as long as the opportunity is consistent with CERES’ business interests and has no negative impact on CERES’ commercialization activities or competitive position. CERES’ intention is to position itself as the leading provider of proprietary improved sorghum within the CERES Field (as defined in the ARSRA) market. Both Parties agree that product differentiation, intellectual property protection, and exclusive access are important factors to build a leading position in this market. Both Parties recognize that participation of a Party in an Additional Collaboration Project initiated by the other Party is subject, among other factors, to its capacity to do so, and the Parties reaching an agreement through good faith discussions.
SYSTEM CONTACT PROCESS:
During the term of the Program the following process will apply in the event that SYSTEM is contacted regarding an Additional Collaboration Project with a third party, or in the event that SYSTEM is contemplating an internal Additional Collaboration Project:
SYSTEM will notify: 1) the contacting party or internal project principal investigator of the rights of CERES to participate and 2) CERES in writing within thirty (30) days of receiving a bona fide contact from a third party or a research proposal from an internal project principal investigator. CERES will respond, in writing, within thirty (30) days of receipt of notice with a decision about whether it wishes to participate in the opportunity.
1.1.	If CERES elects to participate in the Additional Collaboration Project CERES and

Amended and Restated Intellectual Property Rights Agreement	Page 40 of 60

SYSTEM will discuss in good faith the development of a joint proposal.
1.2.	If CERES elects not to participate in the Additional Collaboration Project, CERES will notify SYSTEM in writing that CERES does not wish to participate in the Additional Collaboration Project and, if applicable, will provide reasons as to why CERES would prefer that SYSTEM not use Lines, Hybrids, Derivatives or Progeny developed in the Program, or not to pursue the activity at all, and SYSTEM will take CERES’ rationale into account in deciding how to proceed. The Parties agree to meet within thirty (30) days of the receipt of CERES’ response to discuss CERES rationale and preference for SYSTEM not to use Lines, Hybrids, Derivatives or Progeny, or not to pursue the activity.

1.2.1.	If SYSTEM elects to pursue the Additional Collaboration Project:
1.2.1.1.	SYSTEM will take measures to ensure that material developed in the Program and results of the Additional Collaboration Project are properly blinded so as not to allow differentiation from other material;

1.2.1.2.	the Additional Collaboration Project will occur at a SYSTEM research facility;

1.2.1.3.	CERES will have access to the results of such Additional Collaboration Project to the extent allowed by the relevant agreements between SYSTEM and the third party and SYSTEM will use reasonable efforts to obtain such right for CERES;

1.2.1.4.	if any result obtained in an Additional Collaboration Project using material developed in the Program has an application for Germplasm Improvement, SYSTEM will grant CERES an option to negotiate an exclusive license to use such result for Germplasm Improvement.
CERES CONTACT PROCESS:
During the term of the Program the following process will apply. If CERES is approached by a third party with a project to be conducted by such party or by CERES, related to extension research, logistics, agriculture economics, or agricultural engineering for sorghum to be used as feedstock for the bioenergy market, the following process will apply. If the entity to be conducting or commissioning the research is located in the State of Texas and the work to be conducted is in the State of Texas, CERES will, unless it deems the matter sensitive, or is restricted by confidentiality or is requested not to disclose the matter by the third party, notify SYSTEM in writing if CERES wishes to pursue the project jointly with SYSTEM or to give SYSTEM the opportunity to pursue the project individually. In all other cases, CERES will use its discretion as to whether or not to involve SYSTEM in the project. After written notification, SYSTEM will respond, in writing, within thirty (30) days of receipt with a decision to pursue the project requested by CERES. If SYSTEM does not respond, in writing, within thirty (30) days of receipt with a decision to pursue the project, CERES may elect to pursue the project individually.
NOTIFICATION:
The Parties shall notify one another in writing at the following addresses:

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CERES Contact for Collaborative Opportunities:
Director of Business Development
Ceres, Inc.
1535 Rancho Conejo Blvd.
Thousand Oaks, CA 91320
cc: Legal Department
SYSTEM Contact for Collaborative Opportunities:
Bill F. McCutchen, Ph.D.
Agriculture and Life Sciences Building
600 John Kimbrough Boulevard, Suite 512
College Station, TX 77843

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Appendix D
to the Amended and Restated Intellectual Property Rights Agreement
Between
Ceres, Inc.
and
The Texas A&M University System
Warrant to Purchase Shares of Common Stock of Ceres, Inc., dated as of July 18, 2008, by and between CERES and SYSTEM
and
Amendment No. 1
Warrant to Purchase Shares of Common Stock
THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.
THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT BY AND AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.

Amended and Restated Intellectual Property Rights Agreement	Page 43 of 60

WARRANT TO PURCHASE SHARES OF COMMON STOCK
of
CERES, INC.
          This certifies that, for value received, The Texas A&M University System, an agency of the State of Texas (the “Holder”), is entitled, subject to the terms set forth below, to purchase from Ceres, Inc., a Delaware corporation (the “Company”), that certain number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as determined in Section 1 below, upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefore in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 3 below. The number of shares for which this Warrant shall be exercisable and the Exercise Price per share of Common Stock are subject to adjustment from time to time as provided in Section 10 below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefore as provided herein. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Intellectual Property Rights Agreement dated August 29, 2007 between the Company and the Holder (the “IP Agreement”).
          1. Number of Shares. (a) This Warrant shall be exercisable for an aggregate of up to 200,000 shares (the “Shares”) of Common Stock, subject to adjustment as set forth in Section 10 below, and shall become exercisable in installments as follows:
     (i) equal installments of twenty five hundred (2,500) shares of Common Stock each time a Research Milestone — Marker-Trait Association, as defined in Article 5.A.1. of the IP Agreement (“Marker-Trait Association Milestone”), is reached, up to a maximum of five such installments;
     (ii) equal installments of twenty five hundred (2,500) shares of Common Stock each time a Research Milestone — Lines, as defined in Article 5.A.2. of the IP Agreement (“Lines Milestone”), is reached, up to a maximum of five such installments; and
     (iii) equal installments of five thousand (5,000) shares of Common Stock each time a Commercial Milestone, as defined in Article 5.A.3. of the IP Agreement (“Commercial Milestone”), is reached, up to a maximum of five such installments.
     (b) The number of shares of Common Stock for which this Warrant may become exercisable pursuant to the achievement of a Marker-Trait Association Milestone, a Lines Milestone or a Commercial Milestone shall be multiplied by

Amended and Restated Intellectual Property Rights Agreement	Page 44 of 60

four (4) with respect to each particular installment (an “Installment”) provided that, at the time such milestone is achieved, (i) the Holder has not breached, and is not in breach of any provisions of the Sponsored Research Agreement, dated August 29, 2007, between the Company and the Holder (the “SRA”), the IP Agreement including the Guidelines for Future Collaborative Opportunities attached as Appendix C thereto (the “Guidelines”), or any license entered into pursuant to the IP Agreement, (ii) the Holder has not proceeded to any activities, such as participation in an Additional Collaboration Project and/or use of Lines or Hybrids developed in the Program, contrary to the Company’s expressed preference, as referred to in Clause 1.2 of the Guidelines, and (iii) the Holder has not collaborated or is not collaborating with, nor has granted rights to, any other party other than an academic organization for Germplasm Improvement, as defined in the SRA, of Biomass/Bioenergy Sorghum, as defined in the SRA, intended to be used for the bioenergy market.
          2. Term of Warrant. This Warrant shall remain exercisable for a period of ten (10) years from August 29, 2007 (the “Exercise Period”). Nothing to the contrary withstanding, this Warrant shall terminate and may no longer be exercised upon the termination by the Company of the IP Agreement pursuant to Section 4.B.5 thereof or upon termination by the Company of the SRA in event that the Holder breaches any provision of the SRA.
          3. Exercise Price. The exercise price shall be $10.00 per share (the “Exercise Price”).
          4. Exercise of Warrant.
     (a) The purchase rights for the Shares represented by this Warrant are exercisable by the Holder, subject to Section 1 hereof, in whole or in part, such number of Shares and the Exercise Price being subject to adjustment as provided in Section 10 below, at any time, or from time to time, during the applicable Exercise Period, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash, by cashier’s check or by wire transfer in immediately available funds of the purchase price of the Shares to be purchased.
     (b) Any Installment of this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that any Installment of this Warrant is exercised in part,

Amended and Restated Intellectual Property Rights Agreement	Page 45 of 60

the Company, at its expense, will execute and deliver a new Warrant of like tenor exercisable for the maximum number of Shares for which this Warrant may then be exercised. All other terms and conditions of such amended Warrant shall be identical to those contained herein.
     (c) Upon the first exercise of this Warrant in whole or in part, as provided in Section 1, the Holder shall execute and become a party to (i) the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement dated September 5, 2007, as amended (the “Right of First Refusal and Co-Sale Agreement”) among the Company, the Investors (as defined therein) and the Founders (as defined therein), and (ii) the Amended and Restated Investors’ Rights Agreement Dated September 5, 2007 (the “Investors’ Rights Agreement”), as amended, between the Company and the Investors (as defined therein).
     (d) Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by the surrender of this Warrant at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A-B) A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)
     For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined as follows:
(i) in the event that the Common Stock is listed or admitted to trading on the NASDAQ Global Select Market or any other national securities exchange, the average of the last reported sales price on such exchange for

Amended and Restated Intellectual Property Rights Agreement	Page 46 of 60

the ten (10) consecutive trading days prior to the date of determination of such fair market value;
(ii) in the event such security is no longer listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and ask prices in the over-the-counter market on such date as shown by the NASD automated quotation system, or if such securities are not then quoted on such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of any national securities exchange selected by the Company; or
(iii) in the event clauses (i) or (ii) are not applicable, the fair market value as determined by the Company’s Board of Directors in good faith.
          5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of any Installment of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
          6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss of stock certificate and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
          7. Rights of Stockholders. Subject to Section 10 of this Warrant, the Holder, in its capacity as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, such as any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise), to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until any Installment of this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.
          8. Transfer of Warrant.
     (a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders.

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Any Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.
     (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.
     (c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company. Any transfer of this Warrant must comply with the requirements of this Section 8, and any assignee or transferee of this Warrant shall be required to accept this Warrant subject to all rights and obligations of the Holder set forth herein. In addition, this Warrant may not be transferred in whole or in part without compliance with all applicable Federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).
     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form, and subject to the provisions of this Warrant with respect to compliance with all applicable Federal and state securities laws, and with the limitations on assignments and transfers and contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.
     (e) Compliance with Securities Laws.
     (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and that the Holder will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities or blue sky laws.

Amended and Restated Intellectual Property Rights Agreement	Page 48 of 60

     (ii) The Holder of this Warrant understands that neither this Warrant nor the Shares have been registered under the Securities Act. The Holder of this Warrant also understands that the Warrant and the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Holder’s representations contained herein.
     (iii) The Holder hereby represents and warrants that the Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Holder must bear the economic risk of this investment indefinitely unless the Warrant (or the Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. The Holder understands that the Company has no present intention of registering the Warrant or the Shares. The Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Warrant or the Shares under the circumstances, in the amounts or at the times the Holder might propose.
     (iv) The Holder represents and warrants that it is a governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal).
     (v) This Warrant and all Shares issued upon exercise hereof shall be stamped or imprinted with legends in substantially the following forms (in addition to any legend required by state securities laws or any agreement to which the Holder is a party):
     (A) “THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS, AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM

Amended and Restated Intellectual Property Rights Agreement	Page 49 of 60

AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.”
     (B) “THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AGREEMENT BY AND AMONG THE HOLDER, THE CORPORATION AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.”
          9. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Shares a sufficient number of shares to provide for the issuance of the Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the “Charter”) to provide sufficient reserves of Shares issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon the exercise of this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price all as set forth herein, will be duly authorized, validly issued and fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of this Warrant.
          10. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:
     10.1 Merger, Sale of Assets, Etc.
     (a) If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately

Amended and Restated Intellectual Property Rights Agreement	Page 50 of 60

prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, as a part of such reorganization, merger or consolidation, if any Installment of this Warrant remains unexercised prior to such reorganization, merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the periods specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger or consolidation, which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation or merger if this Warrant had been exercised immediately before such reorganization, merger or consolidation, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10.1 shall similarly apply to successive reorganizations, consolidations or mergers, and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     (b) Notices of Record Date. In the event that the Company shall propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the holder of this Warrant at least ten (10) days’ prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.
     10.2 Reclassification, etc. If the Company at any time while any Installment of this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

Amended and Restated Intellectual Property Rights Agreement	Page 51 of 60

               10.3 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefore, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.
               10.4 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.
          11. Miscellaneous.
          11.1 Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.
          11.2 Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.
          11.3 Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its permitted successors and assigns.
          11.4 Waiver; Consent. Any term of this Warrant may be amended with the written consent of the Company and the Holder. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          11.5 Severability. If one or more provisions of this Warrant are held to

Amended and Restated Intellectual Property Rights Agreement	Page 52 of 60

be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.
[Remainder of Page Intentionally Left Blank]

Amended and Restated Intellectual Property Rights Agreement	Page 53 of 60

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized on __________, 2008.

CERES, INC.
By:
	Name:	Richard Hamilton
	Title:	Chief Executive Officer

THE TEXAS A&M UNIVERSITY SYSTEM
By:
Name:
Title:

Amended and Restated Intellectual Property Rights Agreement	Page 54 of 60

NOTICE OF EXERCISE
To: Ceres, Inc.
     (1) The undersigned hereby elects to purchase _______ shares of Common Stock, par value $.01 per share, of Ceres, Inc. (the “Shares”), pursuant to the terms of the attached Warrant.
     (2) The undersigned tenders herewith payment of the purchase price for such Shares in full:
☐	in cash

☐	elects to receive a number of shares upon exercise calculated in accordance with Section 4(d) of the Warrant, if such section is applicable at the date of exercise.
     (3) In exercising this Warrant, the undersigned hereby confirms and acknowledges that (i) the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws, and (ii) the undersigned is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act.
     (4) Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

[Name]

[Name]
     (5) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[Name]

Date: , 20__	[Signature]

Amended and Restated Intellectual Property Rights Agreement	Page 55 of 60

FORM OF ASSIGNMENT
(To be executed by the registered holder hereof)
     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Common Stock, par value $.01 per share, of Ceres, Inc. covered thereby set forth below:

	Address and Jurisdiction	Number of Shares
Name of Assignee	of Organization	of Common Stock

Dated:
Signature of Registered Holder

Name of Registered Holder
(Please Print)

Witness:

Amended and Restated Intellectual Property Rights Agreement	Page 56 of 60

AMENDMENT NO. 1
TO
WARRANT TO PURCHASE SHARES OF COMMON STOCK
          This AMENDMENT NO. 1 TO WARRANT TO PURCHASE SHARES OF COMMON STOCK (this “Amendment”) is entered into as of September 24, 2011 between The Texas A&M University System, an agency of the State of Texas (the “Holder”), and Ceres, Inc., a Delaware corporation (the “Company”).
          Reference is made to that certain Warrant to Purchase Shares of Common Stock (the “Warrant”) issued by the Company in favor of the Holder having the issue date of July 18, 2008. Terms defined in the Warrant are used herein as therein defined.
          In connection with the execution of the IP Agreement (as defined below) by the Company and the Holder and the execution of the ARSRA (as defined below) by the Company and Texas Agrilife Research, a member of the Holder, the parties hereby agree to amend the Warrant as follows:
          The last sentence of the first paragraph of the Warrant is hereby amended in its entirety to read as follows:
“Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Intellectual Property Rights Agreement dated August 29, 2007 between the Company and the Holder, as amended and restated by the Company and Holder as of September 24, 2011 by way of the Amended and Restated Intellectual Property Rights Agreement (the “IP Agreement”).”
          Section 1(a) of the Warrant is hereby amended in its entirety to read as follows:
“This Warrant shall be exercisable for an aggregate of up to 200,000 shares (the “Shares”) of Common Stock, subject to adjustment as set forth in Section 10 below, and shall become exercisable in installments as follows:
     (i) equal installments of twenty five hundred (2,500) shares of Common Stock each time a Marker-Trait Association Milestone is reached, up to a maximum of five such installments;
     (ii) equal installments of twenty five hundred (2,500) shares of Common Stock each time a Lines Milestone is reached, up to a maximum of five such installments; and

Amended and Restated Intellectual Property Rights Agreement	Page 57 of 60

(iii) equal installments of five thousand (5,000) shares of Common Stock each time a Commercial Milestone is reached, up to a maximum of five such installments.
For the avoidance of doubt, in no event shall the number of shares of Common Stock that are the subject of this Warrant exceed 200,000 shares.”
          Section 1(b) of the Warrant is hereby amended in its entirety to read as follows:
“The number of shares of Common Stock for which this Warrant may become exercisable pursuant to the achievement of a Marker-Trait Association Milestone, a Lines Milestone or a Commercial Milestone shall be multiplied by four (4) with respect to each particular installment (an “Installment”) provided that, at the time such milestone is achieved, (i) neither the Holder nor Texas Agrilife Research, a member of the Holder (“Texas Agrilife”) has breached, or is in breach of, any provisions of the Sponsored Research Agreement, dated August 29, 2007, between the Company and the Holder (the “SRA”), as amended and restated by the Company and Texas AgriLife by way of the Amended and Restated Sponsored Research Agreement, dated September 24, 2011, between the Company and Texas Agrilife (the “ARSRA”), the IP Agreement including the Guidelines for Future Collaborative Opportunities attached as Appendix C thereto (the “Guidelines”), or any license entered into pursuant to the IP Agreement, (ii) neither the Holder nor Texas Agrilife has proceeded to any activities, such as participation in an Additional Collaboration Project and/or use of Lines or Hybrids developed in the Program, contrary to the Company’s expressed preference, as referred to in Clause 1.2 of the Guidelines, and (iii) neither the Holder nor Texas Agrilife has collaborated or is collaborating with, nor has granted rights to, any other party for Germplasm Improvement of Biomass/Bioenergy/Sweet Sorghum.”
          Section 1 of the Warrant is hereby amended by adding the following subsection (c):
“(c) For purposes of this Warrant:
“Marker-Trait Association Milestone” means the execution by the Holder and the Company of an exclusive license agreement for a patented or patent pending marker-trait association discovered in the Program (as defined in the ARSRA), which marker and related data have been transferred from the Holder to the Company, for a gene defined in the Program or by the Executive Committee (as

Amended and Restated Intellectual Property Rights Agreement	Page 58 of 60

defined in the ARSRA) which the Holder has used to develop a Line (as defined in the ARSRA) and/or Derivative (as defined in the ARSRA), which Line or Derivative and related data have also been transferred from the Holder to the Company.
“Lines Milestone” means the exclusive licensing of a distinct Line or Derivative through execution by the Holder and the Company of an exclusive license agreement granting rights in such Line or Derivative (including related lines and populations) developed in the Program.
“Commercial Milestone” means market introduction in the United States or Brazil of a Hybrid (as defined in the ARSRA) or Derivative having at least one finished inbred Line that is stable, pure and reproducible and that is developed in the Program as a parental line and transferred from the Holder to the Company as breeder seed suitable for commercial increase and which Hybrid or Derivative is royalty bearing under an exclusive license to such Line from the Holder to the Company.”
          Section 2 of the Warrant is hereby amended in its entirety to read as follows:
“Term of Warrant. This Warrant shall remain exercisable for a period of ten (10) years from August 29, 2007 (the “Exercise Period”). Nothing to the contrary withstanding, this Warrant shall terminate and may no longer be exercised upon the termination by the Company of the IP Agreement pursuant to Section 2.B thereof or upon termination by the Company of the ARSRA in the event that AGRILIFE materially breaches any provision of the ARSRA which breach is not cured within sixty (60) days after the date of written notice provided by CERES to AGRILIFE specifying such breach.”
          This Amendment and the Warrant set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject matter hereof. Except as herein expressly amended, all of the terms and provisions of the Warrant shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment is deemed attached to and made part of the Warrant instrument, which all together shall comprise the Warrant instrument.
[Remainder of Page Intentionally Left Blank]

Amended and Restated Intellectual Property Rights Agreement	Page 59 of 60

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its officers thereunder duly authorized on the date first written above.

Company:	Holder:

Ceres, Inc.	The Texas A&M University System

By	By

Name: Paul Kuc	Name:
Title: Chief Financial Officer	Title:

Ceres, Inc.

By

Name: Richard Hamilton
Title: President & Chief Executive Officer

Amended and Restated Intellectual Property Rights Agreement	Page 60 of 60